UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Brinker International, Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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BRINKER

INTERNATIONAL®

2023	Notice of Annual Meeting and Proxy Statement

B R I N K E R

INTERNATIONAL®

3000 Olympus Blvd.

Dallas, Texas 75019

(972) 980-9917

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Virtual Meeting Only - No Physical Meeting Location

To Be Held November 16, 2023 at 9:00 a.m. (CST)

October 6, 2023

Dear Shareholder:

We invite you to attend the annual meeting of shareholders (“Annual Meeting”) of Brinker International, Inc. (sometimes referred to here as “Brinker,” “we,” “us,” “our,” or the “Company”) to be held at 9:00 a.m. (CST) on Thursday, November 16, 2023, via a live audio-only webcast at www.proxydocs.com/EAT. Only shareholders who held shares as of the record date, September 18, 2023, may attend and participate in the Annual Meeting, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the 2023 Annual Meeting in person. See “Proxy Summary” and “FAQs About the Meeting and Voting” included in the accompanying proxy statement (the “Proxy Statement”) for additional information about the Annual Meeting and attendance process, including if you are a beneficial owner of shares registered in the name of a broker, bank or other nominee.

At the Annual Meeting, shareholders will be asked to: (1) elect nine (9) directors named in the Proxy Statement for one-year terms; (2) vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal 2024 year; (3) cast an advisory vote to approve executive compensation; (4) cast an advisory vote on the frequency of future advisory votes to approve executive compensation; and (5) conduct any other business properly brought before the meeting.

Your vote is important. Whether or not you plan to participate in the Annual Meeting virtually, please take time to review the Proxy Materials and vote. If you decide not to attend the Annual Meeting virtually, you may vote on these proposals by proxy prior to the Annual Meeting. To do so, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials you received online or by telephone after your review of the proxy materials at www.proxydocs.com/EAT or, upon your request, after receipt of hard copies of proxy materials. We ask that you cast your vote as promptly as possible. You may also request a paper copy of the proxy card to submit your vote if you prefer. We encourage you to vote online prior to the Annual Meeting. It is convenient and saves postage and processing costs. If you vote online, by mail, or by telephone prior to the Annual Meeting and later decide to attend the virtual Annual Meeting, you may participate in the Annual Meeting and vote.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement, and the Annual Report are first being made available to shareholders on or about October 6, 2023.

We look forward to this year’s meeting.

Very truly yours,

Kevin D. Hochman

Chief Executive Officer and President

of Brinker International, Inc. and

President of Chili’s Grill & Bar

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2023

Brinker’s Proxy Statement and 2023 Annual Report for the year ended June 28, 2023 are available at www.proxydocs.com/EAT

BRINKER INTERNATIONAL, INC.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Fiscal 2023 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Making People Feel Special	Brinker International • 2023 Notice & Proxy

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting. Please read the entire Proxy Statement before casting your vote. You may view the Proxy Statement and Fiscal 2023 Annual Report at www.proxydocs.com/EAT.

ANNUAL MEETING INFORMATION

Thursday, November 16, 2023 9:00 AM (CST)
The Annual Meeting will occur via a live audio-only webcast* There is no physical location for the 2023 Annual Meeting
Monday, September 18, 2023 Only shareholders as of the record date are entitled to vote

*

We have adopted a virtual format for our 2023 Annual Meeting. In order to attend the Annual Meeting, you must visit www.proxydocs.com/EAT and enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker or other nominee as part of the attendance process.

We encourage you to access the Annual Meeting before it begins. Online check-in will be available approximately 15 minutes before the Annual Meeting starts. Upon entry of your control number and other required information, you will receive further instructions allowing you to attend and participate at the Annual Meeting, submit questions, and vote at the virtual Annual Meeting.

SHAREHOLDER ACTIONS

Proposals:		Board Voting Recommendation	Votes Required	Page Reference

1	Election of Directors	FOR each nominee	Majority of Votes Cast	4-8

2	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of Votes Cast	9

3	Advisory Vote to Approve Executive Compensation	FOR	Majority of Votes Cast	10

4	Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation	ONE YEAR	Majority of Votes Cast	11

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VOTING YOUR SHARES PRIOR TO THE ANNUAL MEETING

Your vote is important. Whether you plan to attend and participate in the virtual Annual Meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote prior to the Annual Meeting. You may vote:

Online

Visit www.proxypush.com/EAT, and enter your control number needed to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials or proxy card (if you are a shareholder of record), or follow instructions on your voting instruction form or notice (if your shares are held in street name)

By Phone

Call the toll-free phone number (866-785-4032) and enter your control number needed to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials or proxy card (if you are a shareholder of record), or follow instructions on your voting instruction form or notice (if your shares are held in street name)

By Mail Request, complete and mail a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials

If you submit your proxy by telephone or online, you do not need to return your proxy card by mail.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Board of Directors has the following standing committees and current committee composition:

Board Members	Age	Director Since	Audit Committee	Talent & Compensation Committee	Governance & Nominating Committee

Joseph M. DePinto(1)	60	2010

Frances L. Allen	61	2020	M		M

Cynthia L. Davis	61	2019		M	C

Harriet Edelman	67	2008	M	C

William T. Giles(2)	64	2013	C	M

Kevin D. Hochman(3)	49	2022

Ramona T. Hood	51	2022	M	M

James C. Katzman(2)	56	2018	M		M

Prashant N. Ranade	70	2019		M	M

Meetings During Fiscal 2023			8	6	4

C — Committee Chair

M — Member

(1)	Chairman of the Board.

(2)	Has been designated as an Audit Committee Financial Expert.

(3)	As the only non-independent member of the Board, Mr. Hochman does not serve on any Board committees.

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Board of Directors Overview

Our Board is comprised of directors who have a variety of skills, experience and core competencies that we consider important for our Director nominees. The table below shows areas relevant to our business where our Directors have either skills, education, direct experience or prior leadership oversight:

Experience	Allen	Davis	DePinto	Edelman	Giles	Hochman	Hood	Katzman	Ranade

Senior Leadership	√	√	√	√	√	√	√	√	√

Restaurant Industry	√	√	√		√	√

Retail Industry		√	√	√	√	√

Marketing	√	√	√			√	√		√

Hospitality or Customer Service	√	√	√	√		√	√		√

Operations Management	√	√	√	√		√	√		√

Finance, Accounting or Audit	√	√	√	√	√	√	√	√	√

Public Company Board	√	√	√	√	√		√	√	√

Cyber Security		√		√	√				√

Risk Management		√	√	√	√		√	√

Strategy Development	√	√	√	√	√	√	√	√	√

Our Board is also diverse in gender, race/ethnicity, age and tenure, as reflected in the following illustrations:

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the election of all of the nominees named below. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. However, if any nominee becomes unable or unwilling to serve as a nominee at the time of the Annual Meeting, the individuals named as proxies may vote for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors may reduce the size of the Board of Directors or leave a vacancy that the Board of Directors may fill at a later date. All nominees are currently serving as directors of the Company and all were elected by the shareholders at the 2022 annual meeting of shareholders.

Information About Nominees

We are furnishing below certain biographical information about each of the nine nominees for director, including public company directorships held during the last five years. Also included is a description of the experience, qualifications, attributes and skills of each nominee:

∎ Frances L. Allen

Ms. Allen is Chief Executive Officer of Checkers Drive-In Restaurants, Inc., one of the largest chains of double drive-thru restaurants in the U.S., having served in this role since February 2020. Previously, Ms. Allen served as Chief Executive Officer of Boston Market Corp., a fast casual restaurant, from May 2018 to February 2020, and President of Jack in the Box, Inc., a fast-food restaurant chain, from October 2014 to February 2018. Ms. Allen currently serves on the Board of Directors of Checkers Drive-In Restaurants, Inc. and previously served on the Board of Directors of MarineMax, Inc. She also serves as a member of the Advisory Board of No Kid Hungry.

Director since 2020 Age: 61 Board Committees: Audit and Governance & Nominating Other Public Company Boards: None	Director Qualifications

Ms. Allen brings over thirty years of expertise derived from her leadership for various consumer brands, including most recently as chief executive officer or president of three different restaurant brands. She has more than 10 years of working closely with the boards of directors of publicly-traded companies. Her experience spanning over several retail segments (including 16 years in the restaurant industry) gives her valuable insight into consumer behavior, restaurant operations, corporate strategy, marketing and restaurant financial matters.

∎ Cynthia L. Davis

Ms. Davis is a former Nike executive where she served as Vice President of Nike, Inc., a global provider of athletic footwear and apparel, and President of Nike Golf from September 2008 to October 2014, after having served in various other positions with Nike since January 2005. Prior to that, Ms. Davis was Senior Vice President at Golf Channel, a division of Comcast Corporation, from January 2001 to December 2004, and was formerly President and Chief Executive Officer of Arnold Palmer Golf Management, LLC from March 1998 to December 2000. Ms. Davis serves on the Board of Directors of Deckers Outdoor Corporation and Kennametal, Inc., and is also a member of the Board of Trustees at Furman University. She previously served on the Board of Buffalo Wild Wings, Inc.

Director since 2019 Age: 61 Board Committees: Talent & Compensation and Governance & Nominating Other Public Company Boards: Deckers Outdoor Corporation and Kennemetal, Inc.	Director Qualifications

Ms. Davis brings extensive experience as a senior officer of multiple national and international companies, including service as the president of a division of a large, publicly traded retail company. She has a broad understanding of corporate strategy, sales, marketing, brand management and operations, and has served on boards of several publicly traded companies, including a casual dining chain restaurant company.

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∎ Joseph M. DePinto

Mr. DePinto is Chairman of the Board of Directors of the Company, serving in this position since November 2013. He is President and Chief Executive Officer of 7-Eleven, Inc., a large multi-unit retail company that is a private wholly-owned subsidiary of 7 & i Holdings Co., Ltd., serving in this position since December 2005. Previously, Mr. DePinto served as President of GameStop Corporation from March 2005 to December 2005. Prior to GameStop, he was employed by 7-Eleven, Inc. from 2002 to 2005 in various roles, most recently Vice President, Operations, from 2003 to 2005. Mr. DePinto currently serves on the Board of Directors of 7-Eleven, Inc. and 7 & i Holdings Co., Ltd. He also serves on the Board of Directors of DHC Acquisition Corp., a publicly-traded special purpose acquisition company, as well as the Boards of the Business Executives for National Security and the Johnny Mac Soldiers Fund, and is a council member of the Kellogg School of Management Global Advisory Board and the Dallas Stars Ownership Advisory Group. Mr. DePinto previously served on the Boards of the National Association of Convenience Stores, the UT Southwestern Medical Foundation, DFW Japan America Society and the Dallas Citizens Council, and served as a council member of the George W. Bush Presidential Center Military Service Initiative. In December 2017, Mr. DePinto was appointed a Civilian Aide to the Secretary of the Army.

Director since 2010 Age: 60 Board Committees: None Other Public Company Boards: 7 & i Holdings Co. and DHC Acquisition Corp.	Director Qualifications

Mr. DePinto brings his skills and knowledge as chief executive officer of a large multi-unit retail company operating in domestic and international markets, as well as his experience serving on the boards of other large or public companies. He provides a significant broad-based understanding of leading a large public company, as well as a unique understanding of all aspects of retailing, including operations, marketing, finance and strategic planning.

∎ Harriet Edelman

Ms. Edelman is Vice Chairman of Emigrant Bank, a private financial institution, having served in this role since November 2010. Previously, Ms. Edelman served as Advisor to the Chairman of Emigrant Bank from June 2008 through October 2010. Prior to Emigrant Bank, Ms. Edelman served in numerous executive leadership positions over a 25-year career at Avon Products, Inc. until 2008. She served as Senior Vice President and Chief Information Officer from January 2000 through March 2008, as Senior Vice President, Global Supply Chain from May 1996 to January 2000, and previously in executive roles in Sales, Marketing, Customer Service, Strategy, Business Transformation and as a member of the Executive Committee. Ms. Edelman serves as a management participant of the Board of Emigrant Bank, and, as a public company director, sits on the Board of Directors for Assurant, Inc. Ms. Edelman served on the Board of UCB Pharma, as Vice Chairman on the Board of Trustees of Bucknell University until in June 2020, and as Chair of the Board of Bed Bath & Beyond Inc. until September 2023.

Director since 2008 Age: 67 Board Committees: Audit and Talent & Compensation Other Public Company Boards: Assurant, Inc.	Director Qualifications

Ms. Edelman brings over 20 years of experience serving on large public company boards in the U.S. and Europe; working as a senior officer in a worldwide retail company in areas of marketing, sales, information technology, risk management, e-commerce, supply chain management and global business; and leading a banking enterprise with responsibility for Finance, IT and loan servicing; and expertise in Risk Management, Compliance, Regulatory and Government Relations. Ms. Edelman has served on the Nominating and Governance, Technology, Compensation, Audit, and Executive Committees of the organizations she has served and held board leadership positions for Audit, Compensation, Nominating & Governance and Technology committees.

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∎ William T. Giles

Mr. Giles served as the Chief Financial Officer and Executive Vice President—Finance, Information Technology and Store Development, Customer Satisfaction for AutoZone, Inc., a specialty retailer and distributor of automotive replacement parts and accessories from 2007 until his retirement in December 2020. He joined AutoZone in 2006 as Chief Financial Officer and Executive Vice President—Finance. From 1991 to May 2006, he held several positions with Linens ‘n Things, Inc., a retailer of home textiles, housewares and decorative home accessories, most recently as the Executive Vice President and Chief Financial Officer. Prior to 1991, he worked for Melville, Inc. and PricewaterhouseCoopers. Mr. Giles currently serves on the Board of Directors for Floor & Decor Holdings, Inc., Constellation Brands Inc. and Autism Speaks and is a member of the Alfred University Board of Trustees.

Director since 2013 Age: 64 Board Committees: Audit and Talent & Compensation Other Public Company Boards: Floor & Decor Holdings, Inc. and Constellation Brands, Inc.	Director Qualifications

Mr. Giles brings more than 30 years of financial proficiency and business leadership in the retail products industry and skills as chief financial officer of a public company. He provides unique insights into the strategic, risk management, governance and financial issues facing public companies in a consumer-facing industry.

∎ Kevin D. Hochman

Mr. Hochman is Chief Executive Officer and President of the Company and President of Chili’s Grill & Bar, having been appointed to this position in June 2022. Mr. Hochman most recently served as President and Chief Concept Officer of KFC, U.S., a division of Yum! Brands, Inc., an operator of fast-food restaurant brands, from March 2017 to May 2022, where he oversaw KFC’s overall brand strategy and business performance in the United States. He concurrently served as Interim President of Pizza Hut U.S., a fast-food restaurant chain, from December 2019 to January 2022, where he was responsible for driving profitable same-store sales, franchise operations and overall performance for the U.S. business. He also served as Chief Marketing Officer for KFC U.S. from January 2014 to February 2017. Prior to joining Yum! Brands, Mr. Hochman spent 18 years at Procter & Gamble and held various senior leadership roles during his tenure.

Director since 2022 Age: 49 Board Committees: None Other Public Company Boards: None	Director Qualifications

Mr. Hochman brings extensive experience of leading and growing brands in both the retail and restaurant sector, including most recently as president of two large U.S. restaurant chains. He provides unique strategic vision, innovative thinking, marketing expertise and a broad understanding of restaurant operations and consumer behavior.

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∎ Ramona T. Hood

Ms. Hood is President and CEO of FedEx Custom Critical®, a leading North American transportation provider that offers a range of transportation capabilities, having served in this role since January 2020. Previously, Ms. Hood served as Vice President, Operations, Strategy & Planning for FedEx Custom Critical from June 2018 to December 2019, and as Vice President, Transportation Management for FedEx Supply Chain from August 2016 to May 2018. She joined FedEx in 1991 and has served in leadership roles for numerous FedEx operating companies, including FedEx Custom Critical, FedEx Supply Chain and FedEx Truckload Brokerage. Ms. Hood serves on the Board of Directors for Summa Health Systems and formerly served on the Board for Welty Building Company.

Director since 2022 Age: 51 Board Committees: Audit and Talent & Compensation Other Public Company Boards: None	Director Qualifications

Ms. Hood brings experience as a chief executive officer of a division of a large, publicly-traded company. She has significant experience in areas of operations, safety, supply chain sourcing, sales, marketing, innovation, strategy and global business.

∎ James C. Katzman

Mr. Katzman is Senior Vice President, Business Development, for General Electric, an American multi-national company in power, renewable energy, aviation and healthcare, having served in this position since October 2021. Mr. Katzman is a retired Partner of Goldman Sachs, having served in that role from December 2004 to March 2015, and prior to being appointed Partner, served as a Managing Director from December 2000 to November 2004. Mr. Katzman currently sits on the Board of Directors of The Hershey Company, the Hershey Trust Company, Milton Hershey School, San Francisco Ballet, and Boys & Girls Clubs of The Valley (AZ). He also serves on the Advisory Board of the Program for Financial Studies at Columbia Business School and the President’s Leadership Council of Dartmouth College.

Director since 2018 Age: 56 Board Committees: Audit and Governance & Nominating Other Public Company Boards: The Hershey Company	Director Qualifications

Mr. Katzman brings extensive experience in the multinational investment banking industry. He also provides valuable knowledge of complex corporate financial matters, merger transactions and risk management oversight, as well as experience in public company board service.

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∎ Prashant N. Ranade

Mr. Ranade has been the Co-Founder of IndusSME LLC, a technology and financial services provider, since June 2020. Mr. Ranade formerly served as a mentor for leaders at Atos Syntel (formerly Syntel, Inc.), a multinational provider of integrated technology and business services, from October 2018 to May 2020, the Co-Chairman of the Board for Syntel, Inc. from November 2016 to October 2018, after serving as Executive Vice Chairman from April 2014 to November 2016, and as Chief Executive Officer and President from February 2010 to April 2014. Prior to working with Syntel, Mr. Ranade held several senior leadership roles with Siemens Logistics and Assembly Systems, Inc., Siemens Medical Solutions, Rockwell Automation and Dematic Corp. Mr. Ranade is a member of the National Association of Corporate Directors and served as an adjunct professor at Grand Valley State University.

Director since 2019 Age: 70 Board Committees: Talent & Compensation and Governance & Nominating Other Public Company Boards: None	Director Qualifications

Mr. Ranade brings senior management and chief executive officer experience in the automation/manufacturing, technology, healthcare and supply chain/logistics domains of global businesses. His experience enables him to provide strength in strategy, leadership development, technology, sales and marketing, risk management and operations management.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed KPMG LLP as our independent registered public accounting firm for fiscal 2024. Although we are not required to submit this matter to you, the Board of Directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment. Representatives of KPMG are expected to participate in the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders. KPMG has served as the Company’s independent registered public accounting firm since 1984.

Audit Fees

The following table sets forth the aggregate fees billed, or estimated to be billed, to us for the fiscal years ended June 28, 2023 and June 29, 2022 by our independent registered public accounting firm, KPMG LLP:

Fiscal Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2023	$1,365,000	$—	$75,000	$—
2022	$897,000	$—	$74,435	$9,000

(1)

For fiscal 2023, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and the audit of internal control over financial reporting ($1,130,000), the issuance of a comfort letter and a consent related to our senior notes offering ($228,000), and the issuance of a consent for franchise disclosure documents ($7,000).

For fiscal 2022, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and the audit of internal control over financial reporting ($890,000) and the issuance of a consent for franchise disclosure documents ($7,000).

(2)	For fiscal 2023, there were no audit-related fees.

For fiscal 2022, there were no audit-related fees.

(3)	For fiscal 2023, all tax fees were for review of income tax returns and consultations regarding federal, state, local and international tax matters.

For fiscal 2022, all tax fees were for review of income tax returns and consultations regarding federal, state, local and international tax matters.

(4)	For fiscal 2023, there were no other fees.

For fiscal 2022, all other fees were for attendance at a leadership conference.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to do the following:

•	to engage and terminate our independent registered public accounting firm;
•	to pre-approve their audit services and permitted non-audit services;
•	to approve all audit and non-audit fees; and
•	to set guidelines for permitted non-audit services and fees.

All of the fees for fiscal 2023 and 2022 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee. For fiscal year 2023, the Audit Committee set a pre-approved maximum total fee expenditure for unscheduled, on-going audit and tax services with KPMG LLP of $100,000. In addition, if the fee for a particular item exceeded $40,000, Audit Committee pre-approval was required.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking you to cast an advisory, non-binding vote to approve the compensation awarded or paid to our named executive officers as described in the Executive Compensation section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Talent & Compensation Committee oversees our compensation program and the compensation awarded to our executive officers; adopts changes to the program; and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include:

•	attracting and retaining top-level, talented leaders in a highly competitive environment;
•	motivating our leaders to create long-term value for our shareholders; and
•	aligning pay to performance.

We are asking you to indicate your support for our named executive officer compensation as described in this Proxy Statement. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve the compensation awarded to the Company’s named executive officers, as disclosed, pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, in the Compensation Discussion and Analysis section, the accompanying compensation tables and related narrative in this Proxy Statement for the Company’s 2023 Annual Meeting.

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Talent & Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer; it will not be binding on or overrule any decisions made by the Board of Directors or Talent & Compensation Committee; and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Board of Directors has adopted a policy of providing for annual advisory votes to approve executive compensation. Unless the Board of Directors modifies its policy, including after considering the results of Proposal 4, the next such advisory vote following the Company’s 2023 Annual Meeting will occur at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”).

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As required by SEC rules, we are asking you to vote, on an advisory, non-binding basis, on how frequently we should present future advisory votes on executive compensation to our shareholders. SEC rules require the Company to submit to a shareholder vote at least once every six years whether advisory votes on executive compensation should be presented every one, two or three years.

After careful consideration of the frequency alternatives, the Board believes that a one-year frequency for conducting an advisory vote on executive compensation remains appropriate for the Company and its shareholders at this time. Notwithstanding the outcome of this vote, as discussed in the FAQs About the Meeting and Voting section of this Proxy Statement, shareholders, at their discretion at any time, may communicate directly with the Board of Directors on various issues, including executive compensation.

Shareholders will specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. While this vote is advisory and non-binding on the Company, the Board of Directors and the Committee will carefully consider the outcome of the vote, among other factors, when making future decisions regarding the frequency of advisory votes to approve executive compensation. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ONE YEAR ON THE FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

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INFORMATION ABOUT THE BOARD OF DIRECTORS AND

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. Generally, it is management’s responsibility to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer.

Qualifications to Serve as Director

Each candidate for director must possess at least the following specific minimum qualifications:

1.  Each candidate shall be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.

2.  Each candidate shall have demonstrated integrity and ethics in both personal and professional settings and have established a record of professional accomplishment in their chosen field.

3.  No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

4.  Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership on at least one committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit their ability to do so.

In addition, the Governance and Nominating Committee also desires that candidates possess the following qualities or skills:

(a)  Each candidate shall contribute to the overall diversity of the Board of Directors—diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

(b)  Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

(c)  Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences may include, among other things, large company CEO experience, senior level multi-unit restaurant or retail experience, and relevant senior level experience in one or more of the following areas: finance, accounting, sales and marketing, risk management, diversity, equity and inclusion, sustainability, governance, organizational development, strategic planning, information technology, and public relations.

Each candidate, whether recommended by the Governance and Nominating Committee, or nominated by a shareholder or otherwise, will be subject to a background check.

Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant factor in any assessment of a candidate’s suitability.

Current Nominations

The Governance and Nominating Committee conducted an evaluation and assessment of all the current directors for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Governance and Nominating Committee recommended to the Board that Messrs. DePinto, Giles, Hochman, Katzman and Ranade and Mms. Allen, Davis, Edelman and Hood be nominated for re-election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Governance and Nominating Committee did not receive any recommendations from shareholders of candidates for election to the Board at the Annual Meeting.

Director Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our independence standards, as well as the applicable requirements of the New York Stock Exchange (“NYSE”) and rules of the SEC. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has further determined that no material relationship exists between the Company and each non-employee director outside of their service as a member of the Board of Directors. The Board will not determine any director to be independent if he or she has or has had any of the relationships set forth in the NYSE rules during the time periods specified in such rules.

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The Board of Directors has affirmatively determined each of the following directors is an “independent” director as such term is defined in our Corporate Governance Guidelines and the requirements of the SEC and NYSE.

Frances L. Allen	Harriet Edelman	James C. Katzman

Cynthia L. Davis	William T. Giles	Prashant N. Ranade

Joseph M. DePinto	Ramona T. Hood

In this Proxy Statement we may refer to these directors individually as an “Independent Director” and collectively as the “Independent Directors.” The only member of the Board who is not independent is Kevin D. Hochman. Mr. Hochman, as Chief Executive Officer (“CEO”) and President of the Company, is the only employee member of the Board.

Board Structure

Each director serves for a one-year term and is subject to re-election by you each year. Prior to recommending a director for nomination for re-election, the Governance and Nominating Committee considers many things, including:

•	the quality of past director service and attendance at Board of Directors and committee meetings;
•	whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service;
•	input from other members of the Board of Directors concerning the performance of that director through the Board’s periodic peer review process;
•	the independence of the director; and
•	whether the director has met the age limits on continued service, which requires that non-management directors not stand for election after their 72nd birthday.

Board Committees

The charters for each of the committees, as well as our Corporate Governance Guidelines, are available at no charge to you in the Corporate Governance section of our website (http://investors.brinker.com/corporate-governance/highlights) or by written request directed to us at 3000 Olympus Blvd., Dallas, Texas 75019, Attention: Corporate Secretary.

The Board of Directors has affirmatively determined that each member of the Audit, Talent & Compensation, and Governance and Nominating committees meets the independence requirements of the NYSE and the SEC applicable to those committees.

Audit Committee

The role of the Audit Committee is described in the Report of the Audit Committee later in this Proxy Statement. The Board of Directors has determined that Messrs. Giles and Katzman are “audit committee financial experts” as such term is defined in the SEC’s Regulation S-K. Further, the Board of Directors has determined that all members of the Audit Committee are “financially literate” as such term is defined by the NYSE.

Talent & Compensation Committee

A discussion of the specific nature of the Talent & Compensation Committee’s responsibilities and compensation philosophy as they relate to our executive officers is provided to you in the Compensation Discussion and Analysis and Report of the Talent & Compensation Committee later in this Proxy Statement.

Governance and Nominating Committee

The Governance and Nominating Committee performs the following functions:

•	recommends to the Board of Directors potential members to be added as new or replacement members to the Board of Directors;
•	oversees the orientation process for new Board members and continuing education for Board members;
•	recommends to the Board of Directors the nominees for election to the Board of Directors at the annual shareholders meeting;
•	oversees the evaluation process of the Board of Directors;
•	reviews and recommends to the Board of Directors the compensation paid to non-management Board members;
•	reviews and recommends to the Board of Directors matters regarding CEO succession plans;
•	reviews and makes recommendations to the Board of Directors regarding the Corporate Governance Guidelines;
•	oversees and makes recommendations to management regarding the Company’s policies and programs relating to social responsibility and environmental and sustainability matters;
•	oversees the Company’s stockholder engagement program;
•	reviews the applicable legal standards for “independence” and the criteria applied to determine “audit committee financial expert” status; and
•	reviews the answers to annual questionnaires completed by each of the Independent Directors.

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On the basis of this year’s review, the Governance and Nominating Committee delivered a report to the full Board of Directors, and the Board made its “independence” and “audit committee financial expert” determinations.

Board Member Meeting Attendance

During the fiscal year ended June 28, 2023, the Board of Directors held 10 meetings. Each incumbent director attended at least 75% of the aggregate total of meetings of the Board of Directors and Committees on which he or she served. All nine members of the Board of Directors serving as of the date of the Company’s 2022 annual meeting of shareholders attended the meeting. As set forth in our Corporate Governance Guidelines (http://investors.brinker.com/corporate-governance/highlights), directors are expected to attend the Annual Meeting absent unusual circumstances.

Board Leadership Structure

The roles of Chairman of the Board of Directors and CEO for the Company are separated. Mr. DePinto, who is an Independent Director, serves as Chairman of the Board. The Board believes that the current board leadership structure promotes the ability of the Board of Directors to exercise its oversight role over management by having a director who is not an officer or member of management serving in the role of Chairman of the Board, thus providing a continued significant role for independent directors in the leadership of the Company. This structure allows Mr. Hochman, as CEO, to focus his time and energy on leading and managing the Company’s business and operations. An independent Chairman of the Board also simplifies the Company’s corporate governance structure by allowing the Chairman of the Board to convene executive sessions with independent directors. The Chairman presides over all executive sessions. Any decision to change the structure in the future will be based on what the Board believes is the most effective and efficient structure for the Company.

The Chairman of the Board’s duties include:

•	creating and maintaining an effective working relationship with the CEO and management;
•	managing the relationship between the Board as a whole and the CEO and management;
•	providing significant advice, counsel and guidance to the CEO and management on strategic priorities and execution strategies;
•	facilitating discussions among the directors inside and outside the Board meetings;
•	driving practices and improvements on Board effectiveness and productivity;
•	briefing the CEO on issues raised in executive sessions;
•	presiding at all meetings of the Board of Directors;
•	in collaboration with committee chairs and the CEO, scheduling Board meetings, setting meeting agendas and strategic discussions, and reviewing pre-meeting materials delivered to directors;
•	overseeing annual Board and Board committee evaluations, in collaboration with the Governance and Nominating Committee;
•	delivering the annual CEO evaluation;
•	overseeing all governance matters for the Board and shareholders;
•	being available for consultation and direct communication with major shareholders; and
•	carrying out other duties requested by the CEO and the Board as a whole.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Throughout the fiscal year, the Board regularly reviews information and interacts with senior management regarding the Company’s strategic, financial and operational risks. The Board has also delegated certain risk oversight functions to its committees.

The Talent & Compensation Committee oversees the management of risks relating to the Company’s compensation policies and practices and its talent, culture and diversity, equity and inclusion initiatives. The Talent & Compensation Committee also:

•	reviews CEO performance;
•	reviews and approves promotions of Executive Officers;
•	oversees preparation of any report on executive compensation required by the rules and regulations of the SEC;
•	reviews the Company’s policies and programs relating to diversity, equity, and inclusion, and makes recommendations to management with respect to such matters; and
•	performs other tasks necessary to promote sound corporate governance principles related to talent and compensation.

The Audit Committee oversees the management of risks associated with accounting, auditing, financial reporting, and internal control over financial reporting, as well as the Company’s enterprise risk management process that monitors and manages key business risks facing the Company. As part of the enterprise risk management process, our internal audit team conducts annual interviews and assessments with leaders and subject matter experts across our organization, and then reports findings to the Audit Committee so that risks can be strategically monitored and managed. The Audit Committee also:

•

oversees cyber security and data protection issues, receives quarterly updates from the Company’s Chief Information Officer and reviews the findings of the Company’s annual risk assessment and penetration test;

•

assists the Board in its oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm, and the performance of the Company’s independent registered public accounting firm and internal audit function; and

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•

reviews and discusses the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Governance and Nominating Committee oversees risks associated with the independence of the Board of Directors and the Company’s governance structure. The Governance and Nominating Committee also:

•	reviews the Company’s policies and programs relating to social responsibility and environmental sustainability matters, and makes recommendations to management with respect to such matters;
•	provides oversight of the Company’s whistleblower process;
•	monitors material litigation matters; and
•	oversees the performance evaluation process for the Board and its committees to assess and improve effectiveness and oversees the process for periodic Board peer reviews.

The entire Board of Directors is regularly informed about each committee’s evaluation and oversight of the management of such risks through updates provided at full Board meetings, attendance at committee meetings, and committee reports.

Commitment to Sustainability

At Brinker, we have a long tradition of being a responsible business. Our ability to sustainably deliver profits to shareholders is built on a foundation of investing in and caring for our team members, providing value to our Guests and acting responsibly toward our stakeholders in the way we impact the world.

Our framework for implementing our sustainability strategy includes initiatives under four key pillars: Passionate People, Great Food, Better World and Responsible Governance. This strategy guides our ESG efforts and initiatives with a goal of providing long-term shareholder value through sustainable business performance. In fiscal 2023, we continued to make progress on initiatives under our sustainability strategy.

In September 2023, we published our third annual sustainability report, “Making People Feel Special,” which provides additional details on our sustainability strategy and initiatives and can be found at https://brinker.com/commitment. We encourage you to review our sustainability report to learn in depth about our sustainability efforts and to find detailed sustainability metrics, including a number of metrics aligned with certain Sustainability Accounting Standards Board (“SASB”) disclosure topics. We have included some highlights of our sustainability program here.

Sustainability Highlights in Fiscal 2023

•	Published our third annual sustainability report, including a discussion of strategy, key metrics and goals in focus areas
•	Worked with an energy management consultant to research and better understand carbon reduction and offset opportunities
•	Increased average pay for hourly Team Members to approximately $20.18 per hour, including tips, bonuses and sick pay
•	Paid average salary plus bonus for general managers of approximately $98,000 at Chili’s and $125,000 at Maggiano’s
•	Promoted approximately 90% of Chili’s General Managers from internal candidates
•	Increased female representation at the restaurant operations leadership level to approximately 41%
•	Conducted over 4,100 restaurant food safety audits and over 1,200 Manager food safety training sessions globally
•	Provided professional development for over 950 Team Members through our EMERGE, RISE, ELEVATE and LEAD programs
•	Improved cybersecurity with investments in new security tools/applications
•	Raised approximately $6.2 million for St. Jude Children’s Research Hospital, bringing the total raised for St. Jude by Chili’s to more than $100 million during our 20-year partnership
•	Raised approximately $400,000 for Make-A-Wish Foundation, surpassing a total raised of more than $10 million since 2004
•	Awarded the Gold Bell Seal for workplace mental health from Mental Health America

Passionate People—Our Team Members and Culture of Inclusion

Brinker promotes and values a diverse and inclusive culture where every team member has the opportunity to flourish and succeed. We’re committed to breaking down barriers and pushing progress forward, and promoting equal employment opportunities for all. We’re doing this by investing in programs to recruit, retain and develop underrepresented groups. In addition to the Company’s sustainability report, additional human capital management disclosures can be found in the Company’s annual report filed on Form 10-K with the Securities and Exchange Commission.

To promote team member engagement and cross-functional diversity and inclusion initiatives, our Vice President of Diversity, Equity & Inclusion is charged with leading the Company’s efforts in these focus areas. In fiscal 2023, we made three of our “Communities of Interest” employee affinity groups available to hourly team members. These groups are designed to provide safe spaces for underrepresented and like-minded team members and allies to develop connections, share ideas and encourage diversity of thought. We provided training to our new and developing leaders designed to reinforce inclusive behaviors and identify biases, and continued hosting events to bring awareness to important diversity issues.

We also engage our team members by focusing on their wellbeing, working to make their lives the best they can be. We do this through our holistic “Be Well” program which focuses on five key areas that we believe make up the right balance of wellbeing: Physical & Emotional,

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Career, Financial, Social, and Community. Some of the elements of this program include competitive wages and health benefit plans; a no co-pay doctor-on-demand service; fitness expense reimbursement; a free employee assistance program; our no-cost “Best You EDU” education offerings that provide team members and one eligible family member—a path to foundational learning, a GED and an Associate’s degree; leadership development programs; and volunteer opportunities. We also launched a new program, ELEVATE that is focused on developing and retaining newly promoted General Managers.

Great Food—Quality and Sustainably Sourced Ingredients Served Safely

We’re passionate about making fresh food in our own kitchens, combining traditional culinary methods with science-based food safety technology. Our practices are designed to meet or exceed relevant external standards, including the Food and Drug Administration’s Food Code, a science-based model for regulating the retail and food service sector. During this last fiscal year, we conducted in-person food safety training for our management teams with a third-party expert and made significant labor hour investments designed to maintain top-tier cleanliness in our restaurants before, during and after business hours.

We work closely with our trusted supplier partners to grow, process and transport products in a way that fulfills or exceeds applicable regulations. Our Supplier Code of Conduct helps our suppliers understand and meet these standards. We expect all our suppliers to follow our Supplier Code of Conduct. We monitor emerging sustainability issues as an active member of the National Restaurant Association Sustainability Expert Exchange.

We are committed to animal welfare standards and have set certain goals for improved animal welfare in our supply chain.

Better World—Serving Up a Sustainable Future

We aspire to leave a smaller footprint on the planet with more sustainable energy use and smarter restaurant design.

In fiscal 2023, we worked with a third-party energy management consultant to better understand and evaluate renewable energy options. We continued testing technology in certain restaurants that allows us to remotely manage thermostats and to monitor energy use of kitchen equipment to conserve power. We installed and began testing new kitchen equipment in some restaurants that we believe may be more energy efficient. Our new restaurant design uses LED lighting and energy efficient window treatments. We continue to evaluate possible solutions from third-party providers to help us become more energy efficient.

We are also committed to responsible water management, waste management, and improvements in packaging. Our efforts over the years have included replacing kitchen equipment with more efficient models, and installing low flow plumbing fixtures, water-efficient dishwashers, and tankless water heaters in our new and remodeled restaurants. We regularly evaluate equipment options and processes that can help responsibly reduce our environmental footprint. We use technology and sales data to help minimize food waste.

Directors’ Compensation

The Governance and Nominating Committee annually reviews and periodically benchmarks the Board’s compensation to assure that non-employee directors are being fairly and reasonably compensated in relation to the restaurant industry and to comparable U.S. public companies. The public companies in the peer group used for the Board are the same as the peer group used for our named executive officers (“NEOs”) (identified in more detail in the Competitive Market Data and Compensation Mix section of the Compensation Discussion and Analysis of this Proxy Statement).

As a result of this annual review, in May of 2023, the Board approved a $10,000 increase to the annual retainer and a $30,000 increase to the value of the annual restricted stock units (“RSUs”) to be granted to the non-employee directors commencing effective with payments occurring in the first quarter of fiscal 2024. Non-employee directors received the following compensation in addition to reimbursement for costs incurred in attending meetings of the Board:

	Annual Retainer (during fiscal 2023)	Annual Retainer (commencing with fiscal 2024)	Annual Restricted Stock Units (during fiscal 2023)	Annual Restricted Stock Units (commencing with fiscal 2024)

Chairman of the Board (non-employee)	$265,000(1)	$275,000(1)	$110,000	$140,000

Other Non-employee Directors	$75,000(2)	$85,000(2)	$110,000	$140,000

(1)	The Chairman of the Board elected to have the entire annual retainer for both calendar year 2022 and 2023 paid in RSUs.
(2)	Paid or granted in a combination of cash or RSUs in quarterly installments, as elected by each director.

Each director, other than the Chairman of the Board, has a choice between cash and RSUs for the annual retainer, thus allowing each director to receive compensation in a manner that best fits individual needs. The Chairman of the Board is required to take at least 50% of his annual retainer in RSUs. Providing a combination of equity and cash provides incentive for our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year.

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Equity grants are typically made in February, May, August, and November following the Company’s quarterly earnings releases. The equity grant for the first quarter of fiscal 2023 was made on September 8, 2022 due to timing of the Company’s earnings release on August 24, 2022 and subsequent meeting of the Board of Directors on September 1, 2022.

Board Committee Retainers

Board members receive the following supplementary annual retainers, paid in quarterly installments, to compensate them for fulfilling additional responsibilities on one or more committees:

Annual Retainer

Audit Committee Member	$20,000

Talent & Compensation Committee Member	$12,500

Governance and Nominating Committee Member	$10,000

Additionally, the Committee Chairs receive the following additional supplementary annual retainers, paid in quarterly installments, to compensate them for their additional Chair responsibilities:

Annual Retainer

Audit Committee Chair	$15,000

Talent & Compensation Committee Chair	$12,000

Governance and Nominating Committee Chair	$10,000

Directors are expected to attend Board meetings and their respective committee meetings. No additional compensation was paid for attendance at these meetings.

Restricted Stock Unit Distribution Timing

Each of the directors elected, prior to the grants, one of five distribution timing options for their RSUs: (i) one year after date of grant, (ii) four years after date of grant, (iii) upon the director’s departure from the Board, (iv) one year following the director’s departure from the Board, or (v) two years following the director’s departure from the Board. Directors also have the ability to further defer settlement of RSUs that would otherwise be distributed for additional five-year period(s), provided they elect to defer receipt of those units at least 12 months before the previously scheduled distribution date. For fiscal 2023, directors received variable distribution dates for their RSUs ranging from one year after grant to two years after the director’s departure from the Board.

Stock Ownership Guidelines

We have stock ownership guidelines for our Board to align director interests with shareholders. Guidelines are reviewed annually by the Board, including a comparison of market prevalence and guideline designs. The guidelines require directors to maintain stock ownership in a value equal to five times their base annual retainer. The guidelines for our directors define stock ownership to include the value of any shares currently owned and the value of unvested restricted stock or RSUs. Directors have four years from the time they join the Board to accumulate the necessary shares. Currently, all directors are in compliance with the guidelines or are within the initial four-year time period to meet the guidelines.

Fiscal 2023 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Frances L. Allen(4)	105,000	109,936	214,936
Cynthia L. Davis(4)	107,500	109,936	217,436
Joseph M. DePinto(4)	132,500	242,373	374,873
Harriet Edelman(4)	119,500	109,936	229,436
William T. Giles(4)	122,500	109,936	232,436
Ramona T. Hood(4)	107,500	109,936	217,436
James C. Katzman(4)	105,000	109,936	214,936
Prashant N. Ranade(4)	97,500	109,936	207,436

(1)

Mr. Hochman is omitted from the Director Compensation Table because he does not receive additional compensation for serving on our Board. His compensation is reflected in the Summary Compensation Table of this Proxy Statement.

(2)

Reflects the aggregate dollar amount of all fees earned or paid in fiscal 2023 for which the director could have elected cash payment (whether or not the director actually elected to be paid in cash or in the form of equity) for service as a director, including annual retainer, committee retainers and

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committee chair retainers. Mr. DePinto, as Chairman of the Board, had the option to receive up to $132,500 of his calendar year annual retainer in cash or RSUs (with the remaining $132,500 required to be paid in RSUs, which are discussed below), while the other directors had the option to receive any portion of their $75,000 calendar year annual retainer in cash or RSUs.

(3)	Reflects the grant date fair value of annual RSU awards granted to each director in fiscal 2023 and the portion of the Chairman of the Board’s annual retainer required to be paid in RSUs, as follows:
•

Each director was granted an aggregate of 3,351 RSUs, representing two quarterly installments of the $110,000 annual grant for each of calendar year 2022 and 2023, for four quarterly installments in total.

•

Mr. DePinto, as Chairman of the Board, was also granted 4,037 RSUs representing two quarterly installments of the $132,500 portion of his annual retainer for each of calendar year 2022 and 2023, for four quarterly installments in total, required to be taken in RSUs.

•

The grant date fair value of the RSUs granted to the directors is determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). For RSUs, dividends, if declared, are accumulated while RSUs are outstanding and paid upon settlement.

(4)	None of our non-employee directors held any outstanding stock options or unvested equity awards at fiscal year-end given that all of our RSUs are non-forfeitable when granted.

Board Assessments

Our Board conducts an annual evaluation of itself and its committees to determine the Board’s effectiveness and to identify ways in which to enhance effectiveness. This evaluation includes its effectiveness in evaluating director nominees’ ability to contribute to the Board’s diversity with respect to race, gender, and areas of expertise. Additionally, the Board conducts periodic peer evaluations of each of its members. The Board utilizes the feedback and results from these evaluations to determine the need for board refreshment, and the Governance and Nominating Committee utilizes the evaluation process as part of its determination of nominees recommended for election by shareholders at our Annual Meeting.

Internal Process of Identifying Candidates

The Governance and Nominating Committee uses a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of the Board of Directors and shareholders. In determining whether to nominate a candidate, the Governance and Nominating Committee considers the current composition, capabilities and attributes of serving directors, as well as additional capabilities and attributes considered necessary or desirable in light of existing and future Company needs, including the candidates’ ability to contribute to the board’s diversity and areas of expertise. One or more of the members of the Governance and Nominating Committee interviews, and may have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Prospective candidates may also be interviewed by other directors who are not members of the Governance and Nominating Committee. Reports from those interviews or from Governance and Nominating Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts, background checks and other information deemed relevant by the Governance and Nominating Committee are then considered in determining whether a candidate shall be nominated. The Governance and Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nominations by Shareholders

As a shareholder, you may recommend one or more candidates to be considered by the Governance and Nominating Committee as a nominee or nominees for election as director of the Company at an annual meeting of shareholders. To do so, you must comply with the same notice, information, and consent provisions contained in the Company’s Bylaws (current copies of the Company’s Bylaws are available at no charge from the Secretary of the Company and may also be found in our public filings with the SEC) with respect to nominating a candidate. In order for the candidate recommendation to be timely for the Company’s 2024 Annual Meeting, your notice to the Secretary of the Company must be delivered or mailed to and received at our principal executive office no earlier than July 19, 2024 and no later than August 18, 2024. Any such recommendations received by the Secretary will be presented to the Governance and Nominating Committee for consideration. Suitable candidates (whether identified internally or by a shareholder), after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” above, may then be then recommended by the Governance and Nominating Committee and, if approved by the Board of Directors, will be included in our recommended slate of director nominees in our Proxy Statement.

Code of Conduct

Our Brinker International Code of Conduct—Making People Feel Special applies to all our team members, including the principal executive officer, principal financial officer, and the principal accounting officer. We also have a Code of Conduct for the Board of Directors. Both of these codes have been reviewed by the Governance and Nominating Committee and revised as appropriate. You may obtain a copy of either Code free of charge in the Corporate Governance section of our website (http://investors.brinker.com/corporate-governance/highlights) or by written request directed to us at 3000 Olympus Blvd., Dallas, Texas 75019, Attention: General Counsel.

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Communications with the Board of Directors

If you or any other interested party wishes to communicate with the Board of Directors as a group or with an individual director, you or the interested party may direct such communications to the intended recipient in care of the General Counsel, 3000 Olympus Blvd., Dallas, Texas 75019. The communication must be clearly addressed to the specific group or director. Your Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response, and the General Counsel may dispose of advertisements and solicitations. The General Counsel will screen correspondence directed to multiple directors or the full Board in order to forward it to the most appropriate person. Communications that relate to our accounting, internal accounting controls or auditing matters are referred to our Audit Committee Chair.

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INFORMATION ABOUT OUR

EXECUTIVE OFFICERS

James M. Butler
Brinker Team Member since: 2023 Age: 44 Restaurant Industry Experience: 3 yrs.

Mr. Butler is Senior Vice President and Supply Chain Officer, having been appointed to this position in January 2023. Prior to joining Brinker, Mr. Butler served as Senior Vice President of KFC Supply Chain at Restaurant Supply Chain Solutions, LLC, a Yum! Brands Co-Op from January 2021 to December 2022, where he was responsible for leadership of the supply chain and distribution network supporting 4,000+ US based KFC stores and poultry procurement for all US based Yum! restaurants. Prior to joining Restaurant Supply Chain Solutions, LLC, Mr. Butler was the Vice President of Integrated Business Planning team at Georgia Pacific, a pulp and paper company, from December 2016 to December 2020, where he was responsible for driving coordination across sales, marketing, finance, operations, and supply chain to optimize decision-making and performance. Before that, he was a Senior Manager with Deloitte Consulting where he served from September 2008 to December 2016.

Douglas N. Comings
Brinker Team Member since: 1994 Age: 50 Restaurant Industry Experience: 29 yrs

Mr. Comings is Senior Vice President and Chief Operating Officer for Chili’s Grill & Bar, having been appointed to this position in October 2022, after previously serving as Senior Vice President and Co-Chief Operating Officer for Chili’s Grill & Bar from June 2020 to October 2022. Mr. Comings also previously served as Senior Vice President and Chief Operating Officer for Chili’s Grill & Bar from July 2016 to June 2020, Regional Vice President—Central Region and Franchise for Chili’s Grill & Bar from January 2016 to July 2016, Vice President of Domestic Franchise Operations for Chili’s Grill & Bar from June 2013 to June 2016, and Regional Director for Chili’s Grill & Bar from December 2010 to June 2013. Mr. Comings also served in various other roles for Chili’s Grill & Bar from October 1994 to December 2010.

George S. Felix
Brinker Team Member since: 2022 Age: 43 Restaurant Industry Experience: 7 yrs.

Mr. Felix is Senior Vice President and Chief Marketing Officer, having been appointed to this position in July 2022. Prior to joining Brinker, Mr. Felix served as Chief Marketing Officer of Tinder, an online and geosocial networking application brand operated by Match Group, Inc., from April 2021 to May 2022, where he was responsible for the global brand vision, strategy, and marketing operations. Before joining Tinder, Mr. Felix served as Chief Marketing Officer, Pizza Hut U.S from January 2020 to March 2021 where he was responsible for brand strategy, advertising, media, merchandising, and public relations. Prior to that, Mr. Felix worked in various roles on the KFC brand including Director of Marketing, KFC Global, from July 2018 to January 2020, and Director of Brand Communications, KFC U.S., from May 2015 to June 2018, each divisions of Yum! Brands, Inc., an operator of fast-food restaurant brands.

Daniel S. Fuller
Brinker Team Member since: 2014 Age: 41 Restaurant Industry Experience: 9 yrs.

Mr. Fuller is Senior Vice President, General Counsel and Secretary, having been appointed to this position in June 2020 after previously serving as Vice President, General Counsel and Secretary from April 2018 to June 2020. Mr. Fuller served as Corporate Counsel and then Senior Corporate Counsel from July 2014 to April 2018. Prior to joining Brinker, Mr. Fuller was an attorney with the law firm Perkins Coie LLP. Mr. Fuller has also served as a member of the Board of Directors for the Restaurant Law Center since May 2018.

Pankaj K. Patra
Brinker Team Member since: 2012 Age: 46 Restaurant Industry Experience: 15 Yrs.

Mr. Patra is Senior Vice President and Chief Information Officer, having been appointed to this position in June 2020 after previously serving as Vice President of Information Technology from August 2017 to June 2020, Senior Director of Enterprise Systems from January 2017 to August 2017, and Director of Enterprise Data Architecture and Analytics from September 2012 to December 2016. Mr. Patra served as a Senior Manager of Enterprise Development for OTB Acquisition, LLC from November 2010 to September 2012.

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Joseph G. Taylor
Brinker Team Member since: 1999 Age: 64 Restaurant Industry Experience: 24 yrs.

Mr. Taylor is Executive Vice President and Chief Financial Officer, having been appointed to this position in June 2019 after having previously served as Senior Vice President and Chief Financial Officer since August 2017. Mr. Taylor also served as Interim Chief Financial Officer, Treasurer and Vice President of Investor Relations from April 2017 to August 2017, Treasurer and Vice President of Investor Relations from June 2016 to April 2017, and in various other roles from December 1999 to June 2016, including oversight for treasury, government relations and corporate communications. Previously, Mr. Taylor spent 18 years in the banking industry in several client-related and corporate finance positions. Mr. Taylor is an emeriti member of the Boards of the National Restaurant Association and the National Restaurant Association Educational Foundation.

Aaron M. White
Brinker Team Member since: 1996 Age: 47 Restaurant Industry Experience: 27 yrs.

Ms. White is Executive Vice President and Chief People Officer, having been appointed to this position in October 2022, after previously serving as Senior Vice President and Co-Chief Operating Officer for Chili’s Grill & Bar, from June 2020 to October 2022. Ms. White also served as Vice President of Integration from June 2019 to June 2020, Vice President of Operation Services from April 2018 to June 2019, Senior Director of PeopleWorks from December 2017 to April 2018 and Director of PeopleWorks from June 2015 to December 2017. Ms. White also served in various other roles from August 1996 to June 2015, including PeopleWorks Partner for Domestic Franchise, Learning Manager, Area Director, General Manager and Manager.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and underlying principles of our executive compensation programs, how the programs are designed to align with shareholder interests and how compensation of our NEOs in fiscal 2023 aligned with performance.

Executive Summary

As fiscal 2023 began, our new CEO worked with our leaders and other team members to articulate the purpose and unique identity of our brands, our team members and our food. We call this work the “North Star” because it guides our new business strategy and the decisions we make every day. Our North Star put into words what made our brands special from the time our first restaurants opened through growth into iconic American brands. We focused on the things we do best to add value to our guests and team members, so that we can grow sales and profits over the long term for our shareholders. For Chili’s, the North Star led to a new strategy focused on making people feel special with four pillars for strategic initiatives—team members, food and drink, hospitality and atmosphere. Guided by our North Star, we are making the job easier, more fun and more rewarding for our team members. We are simplifying our menu and focusing on improving the food and drinks our guests loved most. We are delivering better hospitality with every guest touchpoint and prioritizing that every restaurant is clean and well maintained. Our compensation programs are structured and designed to allow and reward management to make strategic changes and investments into the business in the short term that would sustainably grow sales, profitability and long-term shareholder value.

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Fiscal 2023 Performance Highlights

During fiscal 2023 we grew sales significantly as we improved the quality of our food and service, appropriately increased prices following inflationary impacts, shifted guest preferences to more premium products, and returned to national advertising for the first time in more than three years. We did all this while maintaining our best-in-class value platform and improving our value scores from guests. This sales growth allowed us to make needed investments toward our new strategic initiatives that will position us to grow more sustainably in the long term. We balanced our investments in the business with applying additional cash toward debt repayment to reduce our leverage. We saw significant positive results over the year in many areas that give us a positive outlook for long-term growth in sales and profitability. The graphic below highlights a few of our strategies, initiatives and results we are proud to share.

[1]	Measured comparing guest survey scores from the fourth quarter of fiscal 2022 to the fourth quarter of fiscal 2023.
[2]	Measured using industry data from Black Box based on average turnover of participating industry peers.
[3]	Measured using industry data from Black Box Intelligence for a year-over-year comparison of Chili’s sales growth against the average sales growth of participating industry peers.

Fiscal 2023 NEO Pay Results

Based in part on the above performance results, our NEOs experienced the following fiscal 2023 pay results which are explained in further detail in this CD&A:

•

A fiscal 2023 short-term incentive payout at 100.26% of target for NEOs with roles focused at the corporate level or Chili’s, and a payout at 78.64% of target for the NEO focused on the Maggiano’s brand; and

•	A fiscal 2021-2023 performance share payout at 150% of target (for NEOs who received the grant at the beginning of Fiscal 2021).

Overall, the Committee believes that these pay results are aligned with the Company’s performance results, and that the fundamental compensation strategy and incentive plan designs are functioning as intended.

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Named Executive Officers

The Company’s NEOs for fiscal 2023 are as follows:

Name	Title
Kevin D. Hochman	Chief Executive Officer and President of Brinker, President of Chili’s Grill & Bar (“CEO”)
Joseph G. Taylor	Executive Vice President and Chief Financial Officer (“CFO”)
Steven D. Provost(1)	Executive Vice President and President of Maggiano’s Little Italy (“President of Maggiano’s”)
Aaron M. White(2)	Executive Vice President and Chief People Officer (“CPO”)
George S. Felix	Senior Vice President and Chief Marketing Officer (“CMO”)
Richard A. Badgley(2)	Former Executive Vice President and Chief People and Administrative Officer (“CAO”)
Wade R. Allen(3)	Former Senior Vice President and Chief Digital Officer (“CDO”)

(1)	Mr. Provost retired from the Company on August 31, 2023.
(2)	On October 17, 2022, Mr. Badgley departed the Company and Ms. White was appointed Executive Vice President and Chief People Officer.
(3)	Mr. Allen departed the Company on March 28, 2023.

All NEOs were compensated under the same compensation plans in fiscal 2023, except that Mr. Provost’s key performance indicator (“KPI”) target under the short-term bonus plan was different and specific to Maggiano’s, as discussed below.

Compensation Philosophy and Strategy

The Talent & Compensation Committee (or the “Committee” in this Executive Compensation section of this Proxy Statement) believes that the Company’s ability to succeed depends in large measure on our ability to attract and retain well-qualified executives who share the Company’s values and are able to create and execute successful long-term strategies that increase shareholder value. Our compensation strategy includes compensation plans and policies that motivate and incentivize executives to increase long-term shareholder value by growing sales and increasing profits. Paying for performance is a long-standing, underlying principle of our compensation programs. Our compensation strategy also:

•	Uses variable compensation plans to make up the majority of potential total compensation, placing significant amounts of compensation “at risk;”
•	Establishes incentive plan payout levels that provide an opportunity for participants to earn compensation above median levels when performance goals are exceeded and our stock price increases;
•	Uses metrics that are directly related to profits and shareholder value;
•	Allows actual compensation to be significantly reduced when our financial performance is below expectations or our stock price decreases;
•	Utilizes both cash and equity elements with varying time horizons and performance metrics to motivate and reward sustained performance that is aligned with shareholder interests; and
•	Links our officers’ interests with the sustained performance of the Company and our shareholders’ interests by having executives satisfy stock ownership guidelines.

Summary of Fiscal 2023 Compensation Actions

The following highlights some of our fiscal 2023 executive compensation actions:

•	The Committee approved merit-based salary increases ranging from 0% to 4%, with two NEOs (Ms. White and Mr. Allen) receiving additional salary increases at the time they were promoted to larger roles.
•

The Committee designed our short-term incentive plan with an annual measurement period and simplified the plan design to focus only on a profit metric and a revenue metric. In prior years a guest-scored key performance indicator had a weighting of 16.67% under the short-term incentive plan. The Committee simplified the plan because it believes revenue and profits are most closely aligned to creating long-term shareholder value. The Committee also believes that long-term equity awards provide the proper balance to ensure management achieves revenue and profit results without sacrificing the quality of service we must provide to our guests in order to grow consistently.

•

The Committee maintained a higher level of performance based long-term incentive compensation for NEOs, with long-term equity awards for fiscal 2023 weighted as 60% performance shares and 40% time-vested RSUs.

•

The Committee continued to use growth in adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) over a three-year performance period for the performance share plan target. The Committee added a relative total shareholder return (“TSR”) modifier to the performance share plan to better reward significant outperformance of the comparison group and to ensure that management is not over-compensated if it underperforms the comparison group. The modifier adjusts the plan achievement up by 25% if Brinker’s TSR percentile rank is in the top quartile of the comparison group, and adjusts the achievement down by 25% if Brinker’s TSR percentile rank is within the bottom quartile of the comparison group. If Brinker’s TSR ranks between the 75th and 25th percentiles the achievement under the plan will not be modified.

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The Talent & Compensation Committee and How Compensation Decisions are Made

Structure and Responsibilities of the Talent & Compensation Committee

The Committee is comprised entirely of independent directors. The Board has also determined that each Committee member qualifies as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act. The Committee is responsible for aligning our compensation programs with our compensation philosophy of creating long-term shareholder value and rewarding performance. Specifically, the Committee oversees the design of compensation plans and reviews and recommends for approval of the independent directors of the Board any compensation decisions regarding our CEO and other Executive Officers identified in this Proxy Statement (the “Executive Officers”). Further information about the duties of the Committee can be found in the Talent & Compensation Committee Charter, which is located on our website at http://investors.brinker.com/corporate-governance/highlights. To help the Committee effectively carry out its responsibilities, it takes the following actions:

•	Retains an independent consultant (currently Pearl Meyer & Partners (“Pearl Meyer”)) to advise on executive compensation;
•

Reviews competitive market data, with the assistance of Meridian Compensation Partners, LLC (“Meridian”), to determine competitive compensation levels based on a peer group that represents restaurant companies with whom we compete for talent;

•	Recommends to the Board for approval and ratification the design and performance metrics used in our incentive plans;
•	Submits recommendations on CEO and Executive Officer compensation to the independent directors of the Board for approval and ratification;
•	Holds executive sessions (without our management present) at Committee meetings; and
•	Provides recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting.

The Committee may, in its discretion, delegate its duties and responsibilities to a subcommittee of the Committee.

Roles of the Talent & Compensation Committee, Consultants and Management

The Committee is responsible for evaluating the performance of the CEO and Executive Officers and recommending to the independent directors of the Board compensation plans and levels for the CEO and Executive Officers. The Committee utilizes Pearl Meyer, peer group and market compensation information from Meridian and input from the CEO on the individual performance of other Executive Officers. The CEO does not provide input on his own compensation. The Committee considers these data sources and applies its own independent judgment in establishing a total compensation program comprised of base salary, short-term incentives targeted as a percentage of base salary and long-term incentives.

The Committee annually reviews the performance of its consultants. Pearl Meyer and Meridian are each retained by and report directly to the Committee, and neither have any other consulting engagements with the Company. The Committee regularly asks Pearl Meyer to provide independent advice on current trends in compensation design, including compensation levels, the merits of particular forms of compensation, relative weighting of compensation elements, compensation best practices and new developments and requirements for regulatory reporting and disclosure. The Committee has affirmatively determined that Pearl Meyer and Meridian are each independent, and their respective engagements do not raise any conflicts of interest as required by the SEC and NYSE.

Competitive Market Data and Compensation Mix

Meridian provides the Committee with market data regarding base salary, short-term incentive targets, long-term incentive values and total compensation. A portion of the market data is from a peer group that was carefully selected based on criteria including restaurant and brand product industries, operating structure, location and size. As of the time the peer group below was selected, we were just above the median of our peer group in terms of revenue size. Compensation data for our peer group was collected from public filings and supplemented with data from other restaurant companies that participate in the Chain Restaurant Total Rewards Association (CRTRA) Compensation Survey, to provide us with market data that we believe accurately reflects the market in which we compete for executive talent. The following table lists the companies used in setting fiscal 2023 compensation as our peer group (which reflects no changes from our fiscal 2022 peer group):

Peer Group

BJ’s Restaurants, Inc.	Darden Restaurants, Inc.	Red Robin Gourmet Burgers, Inc.

Bloomin’ Brands, Inc.	Denny’s Corporation	Restaurant Brands International, Inc.

The Cheesecake Factory, Inc.	Dine Brands Global, Inc.	Texas Roadhouse, Inc.

Chipotle Mexican Grill, Inc.	Domino’s Pizza, Inc.	The Wendy’s Company

Cracker Barrel Old Country Store, Inc.	McDonalds Corporation	Yum! Brands, Inc.

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Meridian’s market data was used to establish targeted total compensation (base salary + target short-term cash incentives + target long-term equity incentives) for Executive Officers. We strive to be competitive in the marketplace by trying to provide targeted total compensation near the market median. This effort includes appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing our performance, as well as the individual’s performance, criticality and experience, and internal pay equity. There is no fixed percentage which determines the mix between cash and non-cash compensation, but compensation is significantly weighted towards variable compensation (short- and long-term). The table below shows the percentage of fixed versus variable compensation elements for fiscal 2023 targeted total compensation, excluding one-time retention or signing awards paid or granted to NEOs.

Fiscal 2023 Targeted Fixed Versus Variable Compensation Mix

Name	Position	Fixed Compensation as a % of Target Total Compensation	Variable Compensation as a % of Target Total Compensation

Kevin D. Hochman	CEO	16%	84%

Joseph G. Taylor	EVP, CFO	30%	70%

Steven D. Provost	EVP, President of Maggiano’s	34%	66%

Aaron M. White	EVP, CPO	33%	67%

George S. Felix	SVP, CMO	37%	63%

Richard A. Badgley	Former EVP, CAO	30%	70%

Wade R. Allen	Former SVP, CDO	36%	64%

Say-on-Pay Feedback and Shareholder Outreach

At the November 2022 annual meeting of shareholders, we submitted our named executive officer compensation for an advisory vote to you, our shareholders, and received the support of over 96% of the total votes cast on the proposal. During the weeks immediately prior to our 2022 annual meeting, we reached out to shareholders owning more than 58% of the Company’s shares to ask for feedback about the Company’s compensation program. Four shareholders, representing more than 48% of the Company shares, chose to engage with Company representatives, which included independent Board members. The shareholders generally provided positive support for the Company’s compensation program. The Committee reviewed the results of the shareholder advisory vote and shareholder outreach and made no changes to our compensation programs as a result because shareholder support for our current programs was strong. As economic and other circumstances changed, the Committee did independently make the changes to the fiscal 2024 compensation program discussed in the Summary of Fiscal 2024 Compensation Actions section of this CD&A.

Compensation Principles and Long-Term Performance Results

Highlights of Our Compensation Programs

What We Do:		What We Do Not Do:

✓	Pay for Performance	✗	Gross-Ups for Excise Taxes

✓	Annual Say-on-Pay Vote	✗	Reprice Stock Options

✓	Clawback Policy	✗	Fixed Term Employment Agreements

✓	Short- and Long-Term Incentives/Performance Metrics	✗	Allow Hedging/Pledging of Securities

✓	Independent Compensation Consultant	✗	Defined Benefit Pensions

✓	Stock Ownership Guidelines	✗	Dividend Payment on Unvested Equity Awards

✓	Use “At Risk” Equity	✗	Excessive Perquisites

✓	Double-Trigger Change in Control Provisions	✗	Grant Stock Options with Exercise Prices Below the Closing Stock Price on Date of Grant
✓	Mitigate Inappropriate Risk Taking

✓	Review Market Data From a Relevant Peer Group	✗	Grant Spring-Loaded Equity Awards

✓	Shareholder Outreach

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Pay for Performance

The Company’s compensation programs are aligned with our business initiatives and have been designed to pay commensurate with the level of performance generated. This philosophy is most evident in the mix of pay used to compensate our executives.

Our fiscal 2023 compensation packages for our CEO and other NEOs were heavily weighted towards variable compensation. Long term incentives constituted the largest portion of the target total direct compensation opportunity for our CEO. The graphs below show the target pay mix for the CEO and other NEOs based on annual salary levels, annual short-term incentive at target and the economic value (at the time of grant) of RSUs and performance shares granted during the year, and exclude any severance paid to NEOs that departed the Company during the fiscal year as well as any one-time retention or signing awards paid or granted to NEOs during the fiscal year.

Performance Results under Prior Long-Term Compensation Plans

Performance shares granted toward the beginning of fiscal 2021 were paid in August 2023 based on the Company’s Adjusted EBITDA as compared to a target Adjusted EBITDA for Mr. Taylor and Mr. Badgley, and based on the Maggiano’s brand Adjusted EBITDA as compared to a target Maggiano’s Adjusted EBITDA for Mr. Provost. The Committee designed and granted awards under the fiscal 2021 performance share plan in August 2020 when the Company’s business and results were dramatically impacted by the Covid-19 pandemic and the Committee was focused on motivating management to return the Company to targeted profitability levels as soon as possible. In fiscal 2021 only, the Committee reduced the percentage of long-term incentives allocated to performance shares to 20% of total target long-term compensation as a result of the uncertainty caused by the pandemic and to avoid an outsized impact of targets that could be unachievable and create retention risk or that could be too easy to achieve and result in windfall executive compensation.

After the pandemic had contributed to Adjusted EBITDA for the Company and Maggiano’s of approximately $5 million and approximately negative $6 million, respectively, in the fourth quarter of fiscal 2020, the Committee set Adjusted EBITDA targets under the fiscal 2021 performance share plan for the Company and for Maggiano’s of $300 million and $40 million, respectively. The performance shares would payout at 100% of the target award value if the targets were achieved or exceeded in fiscal 2023 and payout at 150% of the target award value if the targets were achieved or exceeded in fiscal 2022. Both targets were achieved early in fiscal 2022 following management’s strategic efforts to return the Company and the Maggiano’s brand to these profitability levels. Earned shares were further subject to continued employment through completion of the three-year performance period at the end of fiscal 2023 (except in the case of qualified retirement, death, disability or certain involuntary terminations). Accordingly, Mr. Taylor, Mr. Badgley and Mr. Provost earned 150% of the performance share award value, which awards settled in August 2023.

Fiscal 2023 Executive Compensation and Benefit Components

For the fiscal year ended June 28, 2023, the principal components of compensation and benefits for our NEOs were:

•	Base Salary
•	Short-Term Incentives
•	Long-Term Incentives
•	Benefits and Perquisites

In the sections that follow we detail what each element of compensation is intended to reward and how each component of compensation is determined. It is important to note that, while each individual component is reviewed, all decisions are made in a total compensation context.

Base Salary

Annually, we review base salaries together with competitive market data. An individual’s base salary is dependent on the size and scope of the position, his or her experience and, most importantly, his or her performance. The Committee approved 4% base salary increases for all NEOs other than Mr. Hochman and Mr. Felix based on performance and competitive market data. Ms. White subsequently received an additional 36.2% base salary increase when she was promoted to the EVP & CPO role part way through the fiscal year, and Mr. Allen received a 13.6% base salary increase when he assumed the SVP & CDO role. Mr. Hochman and Mr. Felix did not receive any base salary adjustments during the fiscal year because they joined the Company near the beginning of the fiscal year and the Committee determined base salary increases were not advisable so soon after they accepted offers to join the Company.

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Short-Term Incentives

Our short-term Bonus Plan is a cash-based annual incentive arrangement in which the NEOs, together with all restaurant support center team members participated for fiscal 2023. This plan measures both financial performance and achievement of KPIs. After utilizing semi-annual targets in fiscal 2022 in light of the continued impact and unpredictability of the COVID-19 pandemic, the Committee determined it was appropriate to return to annual targets for measuring performance in fiscal 2023. In fiscal 2023, the Committee also decided to use one KPI instead of two KPIs as in prior years in order to focus management on the strategic goal of growing sales. The short-term Bonus Plan included the following features for fiscal 2023.

•

The financial performance portion of the Bonus Plan paid out based on Adjusted PBT (defined below) actually achieved compared to target Adjusted PBT, with all participants having the same Adjusted PBT target.

•

The KPI portion of the Bonus Plan paid out based on a revenue KPI, with Mr. Provost’s KPI target being focused on the Maggiano’s brand revenue and all other participants having a Company revenue target.

Adjusted PBT (60% Weighting)

Sixty percent of the Bonus Plan payout opportunity was based on achievement of Adjusted PBT compared to a target Adjusted PBT set by the Committee. Adjusted PBT is defined as the Company’s income before taxes adjusted to exclude certain items. The Committee set an Adjusted PBT target under the Bonus Plan that did not include short-term annual growth because: (1) the Company’s new CEO joined the Company about three weeks before fiscal 2023 began, (2) the new CEO’s strategy for the Company required investments back into the business in order to grow long-term shareholder value, and (3) the Company faced significant post-pandemic inflation in the cost of goods and wages that was forecasted to result in a loss in the first quarter. Furthermore, the Committee determined the target under the Bonus Plan was challenging because it required significant growth in Adjusted PBT from quarter to quarter throughout the fiscal year as the Company had to implement strategies to overcome inflationary pressures and to grow sales and profits for the long term. After a loss in Adjusted PBT in the first quarter, the Company achieved significant positive Adjusted PBT in the second quarter and grew profitability in each subsequent quarter.

The investments into the business that were planned in connection with the Bonus Plan target are already beginning to show results, and the Committee has already returned to setting growth targets with the target for the fiscal 2024 Bonus Plan already established and requiring significant growth in Adjusted PBT over fiscal 2023’s results.

The potential payout of the financial measure portion of the Bonus Plan was 100% for achieving the target Adjusted PBT, 50% for achieving a minimum Adjusted PBT and a maximum of 200% for achieving or exceeding a maximum Adjusted PBT amount. The payout percentage of results between the minimum, target and maximum was measured on the payout slope approved by the Committee and the Board between such values. In connection with setting the target, the Committee made achieving greater than 100% payout more challenging relative to prior years. The annual Adjusted PBT targets, minimums, maximums and actual achievements are set forth in the chart below, together with the resulting payout multiplier for the financial performance measure component of the Bonus Plan based on the payout scales set by the Committee.

Maximum Adjusted PBT (in 000s)	Target Adjusted PBT (in 000s)	Minimum Adjusted PBT (in 000s)	Actual Adjusted PBT (in 000s)	Financial Performance Measure Payout Multiplier
$179,234	$132,766	$112,851	$129,177	90.99%

Revenue KPI Measure (40% Weighting)

The KPI performance portion of the Bonus Plan was based on revenue KPIs. The Company’s strategy includes growing profits by growing revenue. The Committee set challenging revenue targets for Brinker and, with respect to Mr. Provost, Maggiano’s that correlated to significant growth in revenue, with a potential payout of 100% for this KPI portion of the Bonus Plan for achieving the target revenue, a 0% payout for revenue at or below a minimum level and a maximum payout of 200% for achieving or exceeding a maximum revenue amount. The target revenue KPIs under the Bonus Plan represented a 7.9% increase for the Company and a 13% increase for Maggiano’s compared to the prior fiscal year. The annual revenue targets, minimums, maximums and actual achievements are set forth in the charts below, together with the resulting payout multiplier for the revenue KPI measure components of the Bonus Plan based on the payout scales set by the Committee.

Brinker Maximum Revenue (000s)	Brinker Target Revenue (000s)	Brinker Minimum Revenue (000s)	Brinker Actual Revenue (000s)	Brinker Revenue KPI Payout Multiplier
$4,309,305	$4,104,100	$3,898,895	$4,133,200	114.18%

Maggiano’s Maximum Revenue (000s)	Maggiano’s Target Revenue (000s)	Maggiano’s Minimum Revenue (000s)	Maggiano’s Actual Revenue (000s)	Maggiano’s Revenue KPI Payout Multiplier
$500,955	$477,100	$453,245	$467,600	60.13%

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Payout

The resulting payout for Mr. Hochman, Mr. Taylor, Ms. White, Mr. Felix, Mr. Badgley, and Mr. Allen was 100.26%. The payout for Mr. Provost was 78.64%. Based upon the achievements described above, the final calculated payouts under the Bonus Plan for fiscal 2023 were as follows:

Brinker Profits Multiplier	Brinker Revenue KPI	Bonus Achieved as a % of Bonus Target
90.99%	114.18%	100.26%

Brinker Profits Multiplier	Maggiano’s Revenue KPI	Bonus Achieved as a % of Bonus Target
90.99%	60.13%	78.64%

The following table details the actual short-term incentive payout for fiscal 2023 versus the annual targets set for each of the NEOs.

Fiscal 2023 Short-Term Incentive Payout versus Target

Name	Position	Short-Term Incentive Actual Payout for Fiscal 2023	Short-Term Incentive Target Payout for Fiscal 2023

Kevin D. Hochman	CEO	$992,574	$990,000

Joseph G. Taylor	EVP, CFO	$435,344	$434,215

Steven D. Provost	EVP, President of Maggiano’s	$278,429	$354,056

Aaron M. White	EVP, CPO	$235,237	$234,627

George S.Felix	SVP, CMO	$213,626	$213,072

Richard A. Badgley	Former EVP, CAO	$277,881	$277,160

Wade R. Allen	Former SVP, CDO	$175,455	$175,000

Long-Term Incentives

The Committee approved a mix of time-vested RSUs and performance shares for the NEO fiscal 2023 stock awards. We believe compensation programs that reward executives for performance with equity in the Company further align the interests of executives and shareholders and motivate executives to create long-term shareholder value. Target long-term incentive values were determined by the Committee after analyzing benchmark data, performance, program cost and total compensation targets. For fiscal 2023, the Committee approved awards consisting of 60% of each NEO’s target equity value in the form of performance shares, with the remaining 40% granted as time-vested RSUs. Mr. Badgley was only awarded time-vested RSUs because the performance shares were granted on a date subsequent to the RSU grants and Mr. Badgley departed the company before the performance shares were granted. All annual equity-based awards are generally granted during the first quarter of the fiscal year. The number of RSUs or performance shares granted each year fluctuates based on our stock price and approved targeted award values.

Performance Shares

We grant performance shares to emphasize our pay for performance philosophy. The Committee targets a certain dollar value for each performance share grant. The target number of performance shares awarded is then determined based on the targeted value divided by the stock price at the date of grant.

Performance shares granted in fiscal 2023 for all NEOs, will be earned based on the Company’s Adjusted EBITDA (with respect to performance shares, as defined in the plan document) as compared to a target Adjusted EBITDA in fiscal 2025, which is the last year of the three-year performance period. The Committee set the target Adjusted EBITDA at a level that would require significant growth in profitability over the three-year performance period and be challenging for management to achieve, while acknowledging that fiscal 2023 would require significant investment back into the business to achieve the Company’s new strategic objectives, as discussed in the executive summary. Adjusted EBITDA will be calculated in accordance with the terms of the underlying plan document, which requires the Committee to make adjustments in order to include or exclude the effects of certain items such as acquisitions, impairment charges and extraordinary events.

The target performance share award is adjusted by the payout percentage determined after the end of the performance period. The payout percentage for achieving the target Adjusted EBITDA in fiscal 2025 is 100%, with the Board also designating a minimum and maximum level of achievement for performance that falls below or exceeds the target Adjusted EBITDA. If Adjusted EBITDA for the last year of the

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measurement period is less than the minimum, the payout percentage will be 0%. The payout percentage for achieving or exceeding the maximum Adjusted EBITDA will be 200%. The payout percentage between the minimum, target and maximum Adjusted EBITDA values will be measured based on the payout slope approved by the Committee and the Board. The minimum, target and maximum values are set forth in the table below.

	Company Adjusted EBITDA	Payout Percentage

Less than Minimum		0%

Minimum	$356.4 million	1%

Target Adjusted EBITDA	$405.0 million	100%

Maximum or greater	$506.3 million	200%

The Committee added a relative TSR modifier to the performance share plan for fiscal 2023 that compares the Company’s TSR over the three-year performance period to a comparison group consisting of the S&P 1500 Hotels, Restaurants and Leisure Index. The relative TSR modifier increases the achievement up by 25% if Brinker’s TSR percentile ranks within the top quartile of the comparison group, and decreases the achievement by 25% if Brinker’s TSR percentile ranks within the bottom quartile of the comparison group. If Brinker’s TSR ranks between the 75th and 25th percentiles no modifier will apply, as shown in the table below. In no event will the earned shares exceed 200% after any applicable modification.

Company’s TSR Percentile Rank	Payout Percentage Modifier

At or above the 75th percentile	1.25

Between the 75th and 25th percentile	No Modifier

At or below the 25th percentile	0.75

Earned performance shares are further subject to continued employment through completion of the three-year performance period (except in the case of qualified retirement, death, disability or certain involuntary terminations) and are distributed shortly thereafter. Earned shares are not subject to further vesting requirements, although they may need to be retained to meet stock ownership guidelines (see discussion below).

Restricted Stock Units

In fiscal 2023 we granted RSUs to enhance retention incentives, to increase executive stock ownership and shareholder alignment and to more closely align our grant mix with peers. RSUs granted only vest with continued employment for three years, subject to acceleration in the event of qualified retirement, death, disability or certain involuntary terminations.

Retention Awards

Retention awards are cash bonuses or grants of RSUs designed as a retention tool to address specific targeted needs with our team members. To retain certain of the Company’s NEOs during the Company’s CEO transition, the Committee recommended and the Board approved the cash retention bonuses set forth below. For Mr. Provost, when determining the size of his award, the Committee also took into consideration his exceptional performance in leading Maggiano’s following the COVID-19 pandemic and the opportunity to accelerate growth with his continued leadership. To earn the cash retention bonus, the recipient was required to remain satisfactorily employed by the Company through the end of the Company’s fiscal 2023 year, subject to earlier termination of employment by the Company without cause.

Recipient	Cash Retention Bonus

Joseph G. Taylor (EVP, CFO)	$300,000

Steven D. Provost (EVP, President of Maggiano’s)	$650,000

Aaron M. White (EVP, CPO)	$200,000

Richard A. Badgley (Former EVP, CAO)	$300,000

Wade R. Allen (Former SVP, CDO)	$200,000

Hiring Incentives

The Committee recognizes that the Company operates in a competitive market when it comes to finding the best qualified executives who are able to create and execute successful long-term strategies that increase shareholder value. In addition, external candidates often have to forfeit outstanding sizable equity awards at their prior employers if they choose to accept employment with Brinker. In fiscal 2022 and fiscal 2023, the Committee used both cash and equity when hiring executives in order to attract the best executives possible and to help keep those executives whole for outstanding equity awards they had to forfeit with their prior employers. As disclosed in the Company’s proxy statement for fiscal 2022, the Company granted Mr. Hochman a $400,000 cash sign-on bonus in June 2022, of which $250,000 was paid in

30	Brinker International • 2023 Notice & Proxy	Making People Feel Special

fiscal 2022 and was subject to repayment in the event Mr. Hochman voluntarily resigned or was terminated for cause within the first 12 months of employment, and $150,000 was paid during fiscal 2023 after Mr. Hochman’s one-year employment anniversary. In fiscal 2023, the Company hired Mr. Felix and granted him (i) a $200,000 RSU retention award, which cliff vests following three years of service, and (ii) a $200,000 cash sign-on bonus, of which $100,000 was paid in fiscal 2023 and $100,000 is payable during fiscal 2024 upon completion of one year of employment.

Benefits and Perquisites

Health and Welfare Benefits

All of our salaried employees are eligible for health and welfare benefits, including the NEOs. Our salaried employees, including the NEOs, also receive term life, short-term disability and long-term disability insurance. The level of Company-provided coverage for NEOs is provided at a higher level than is provided for other employees for some Company-provided benefits. We have provided detailed information in the chart below for the NEOs.

Company-Paid Benefits for the Named Executive Officers

	Life Insurance	AD&D Insurance	Long-Term Disability	Long-Term Care

Benefit	Up to 4× Salary, max. $3.5M benefit	2× Salary up to $1M	60% Wage Replacement up to $30K per month	$201 daily benefit amount

Limited Perquisites

We provide our NEOs with perquisites that are generally intended to promote their well-being and efficiency. The Committee regularly reviews the perquisites for reasonableness and consistency with competitive practice. We provide our NEOs (with the exception of the CEO) with the following perquisites:

•	Car allowance
•	Financial planning allowance
•	Dining card
•	Annual executive physical
•	Health club reimbursement

The CEO received only a dining card and eligibility for an annual executive physical.

We do not own or lease any aircraft for the benefit of management. Providing perquisites separately and not rolling them into base salary ensures those dollars are not included in our calculations for benefits such as life insurance, or other programs that use base salary in their calculation such as the Bonus Plan and our 401(k) Plan.

Savings Plans

Our 401(k) Plan and Deferred Income Plan (“Deferred Plan”) are designed to provide the Company’s team members with competitive tax-deferred long-term retirement savings vehicles. The 401(k) Plan is intended to be a tax-qualified retirement plan and the Deferred Plan is a non-qualified deferred compensation plan.

401(k) Plan

All of our team members who have attained the age of 21 and completed 90 days of service with the Company are eligible to participate in the 401(k) Plan. Matching contributions from the Company are 100% of each participant’s contribution up to the first 3% of the participant’s base salary and bonus and 50% of each participant’s contribution up to the next 2% of the participant’s base salary and bonus (up to the IRS limits), with all Company contributions vesting immediately.

Deferred Plan

The Deferred Plan is a non-qualified deferred compensation plan for all of our officers, including the NEOs; however, none of our NEOs currently participate in the Deferred Plan.

Other Executive Compensation Program Elements

Retiree Medical Benefits

Select officers, including the NEOs, are eligible to receive retiree medical insurance from us upon termination if they meet our definition of retirement (described below in the section entitled Retirement Definitions and Payouts). This fully insured policy is paid for by both the retiree and the Company. The cost split between the retiree and the Company mimics that of the cost split for our active employees and their medical benefits. Currently, that percentage is approximately 70% of the cost paid by the Company and 30% of the cost paid by the participant. Participants are eligible to receive this coverage until age 65.

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Career Equity

Career Equity was an RSU program implemented as a retention device since the units granted only vest upon a qualifying retirement. Detailed information concerning our retirement provisions can be found below in the section of this proxy statement titled Retirement Definitions and Payouts. The program was discontinued after fiscal 2016, but certain NEOs still have outstanding unvested RSUs under this program.

Stock Ownership Guidelines

We have stock ownership guidelines for our senior vice presidents and above, including the NEOs. Stock ownership aligns the interests of these officers with shareholders and promotes good corporate citizenship. Guidelines are reviewed annually by the Board of Directors, including a comparison of market prevalence and guideline designs. In fiscal 2023, the Committee revised our stock ownership guidelines so that no portion of unvested performance shares and no portion of unexercised stock options count toward the ownership requirements. In connection with this change, the Committee also reduced the multiple of base salary required for brand presidents from four times base salary to three times base salary and senior vice presidents from three times base salary to two times base salary based on current senior vice president salary levels and market prevalence. The Committee believes the new requirements appropriately align the interests of these officers and shareholders.

The guidelines are based on a multiple of base salary which is used to calculate the desired value of holdings by position and are as follows:

Stock Ownership Guidelines

Position	Multiplier
CEO	6X

EVP	4X

Brand President	3X

SVP	2X

The Company’s officers, including the NEOs, subject to the guidelines have five years to accumulate the necessary shares. The five-year period begins on the date the officer is promoted to the applicable position. If, however, such officer was not previously an employee of the Company, then the officer will be provided six years to meet the guideline. Should any officers be below the guidelines after being in the program for five years (or six, as applicable), they may receive half of any short-term incentives in shares until the guidelines are met. Currently, all officers are in compliance with the guidelines or have additional time to meet the guidelines pursuant to the standards described in this paragraph.

Insider Trading Policy

The Company has a written insider trading policy that, among other things, prohibits its directors, officers and all employees from engaging in short-sale transactions of Company securities, pledging Company securities or placing Company securities in margin accounts. Pursuant to the insider trading policy, no director, Executive Officer, or employee shall engage in any hedging transactions with respect to any of the Company’s securities. Hedging transactions include trading in any derivative security relating to Company securities. In particular, other than pursuant to a Company benefit plan, no director, Executive Officer, or employee may acquire, write or otherwise enter into an instrument that has a value determined by reference to Company securities, whether or not the instrument is issued by the Company.

Recoupment Provisions

Our fiscal 2023 compensation plan documents contain language stating that if the Board or the Committee determines any fraud, negligence or intentional misconduct by an officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, or that egregious conduct of the officer is substantially detrimental to the Company, then the Board or Committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Further, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 36 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during those 36 months. The Company will adopt a clawback policy consistent with the requirements of Rule 10D-1 of the Exchange Act and applicable NYSE listing standards prior to December 1, 2023.

32	Brinker International • 2023 Notice & Proxy	Making People Feel Special

Equity Compensation Plan Information

The following table summarizes, as of June 28, 2023, the options, performance shares, and RSUs outstanding and shares available for issuance to our officers and team members under the Stock Option and Incentive Plan (as amended, the “1998 Plan”) and to our directors under the 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants (as amended, the “1999 Plan”):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)

Equity compensation plans approved by security holders	2,458,930	(2)	40.74	2,065,123	(3)

Equity compensation plans not approved by security holders	—		—	—

Total	2,458,930		40.74	2,065,123	(3)

(1)	The amounts shown in this column relate only to options exercisable for common shares.
(2)	The amount shown includes 1,456,144 shares issuable in respect of RSUs and performance shares (assuming target achievement of applicable performance metrics).
(3)

The amount shown (i) excludes the number of securities to be issued upon exercise of outstanding options, warrants and rights reported in the first column of this table, and (ii) is composed of 1,713,215 shares available for issuance under the 1998 Plan and 351,908 shares available for issuance under the 1999 Plan.

Tax Implications

As one of the factors in its review of compensation matters, the Committee considers the anticipated tax treatment to the Company. The deductibility of some types of compensation for the CEO and other NEOs depends upon the timing of the vesting or exercise of previously granted rights. In addition, Section 162(m) of the Internal Revenue Code also generally limits the deductibility of compensation in excess of $1 million paid to our CEO, CFO and our other NEOs. While the Committee considers the tax treatment of compensation granted to the NEOs, it grants and expects to continue to grant non-deductible compensation when appropriate to achieve other Company goals while maintaining its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

Summary of Fiscal 2024 Compensation Plan Changes

Since the end of fiscal 2023, the Committee has approved the following changes regarding fiscal 2024 NEO compensation:

•

The Committee approved increases to salaries, bonus targets and annual equity awards for our NEOs to adjust for the higher cost of living, to reward high performance and to bring certain NEO’s total compensation closer to the median among our peer group. As part of these adjustments, Ms. White’s base salary increased by 23.53% and her target annual equity award increased by 25%.

•

The Committee revised our fiscal 2024 RSU grants to vest in three equal installments over a three-year period rather than cliff vesting at the conclusion of the three-year period. The Committee made this change for new grants (i) to align with market practice, (ii) to achieve a more balanced overall vesting schedule for equity grants, and (iii) to improve the Company’s ability to attract and retain well-qualified executives.

•	The Committee modified the mix of long-term equity grants for Mr. Taylor to be 100% time-vested RSUs for retention purposes rather than 60% performance shares and 40% time-vested RSUs.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	33

REPORT OF THE TALENT & COMPENSATION COMMITTEE

The Talent & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

TALENT & COMPENSATION COMMITTEE

HARRIET EDELMAN (Chair)

CYNTHIA L. DAVIS

WILLIAM T. GILES

RAMONA T. HOOD

PRASHANT N. RANADE

Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all team members, including officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to the compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our officers and team members. These safeguards include managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term shareholder value creation; issuing equity awards that vest over multi-year time horizons; capping cash incentive plan payments; maintaining stock ownership guidelines for our executive officers; and maintaining no fixed-term employment agreements. Furthermore, the Committee retains its own independent compensation consultants to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles and pay opportunity levels.

In fiscal 2023, the Committee reviewed the concept of risk as it relates to our compensation programs and determined that our programs do not encourage excessive or inappropriate risk. In reaching this conclusion, the Committee noted that long-term incentives are predominately equity-based and tied to shareholder returns, market comparisons are used, ownership guidelines are applied, and the majority of variable pay is tied to Company performance.

34	Brinker International • 2023 Notice & Proxy	Making People Feel Special

FISCAL 2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Kevin D. Hochman	2023	900,000	150,000	3,809,892	—	992,574	442,581	6,295,047
CEO, President	2022	38,077	250,000	1,499,972	—	16,228	21,980	1,826,257

Joseph G. Taylor	2023	620,308	300,000	999,960	—	435,344	25,543	2,381,155
EVP, CFO	2022	596,923		999,936	—	81,365	18,214	1,696,438
	2021	519,231		899,980	—	449,525	22,019	1,890,755

Steven D. Provost	2023	557,924	650,000	699,955	—	278,429	38,338	2,224,646
EVP, President	2022	526,473		699,955	—	52,803	31,032	1,310,263
Maggiano’s	2021	533,788		699,931	—	429,119	28,555	1,691,393

Aaron M. White(6)	2023	384,908	200,000	568,714	—	235,237	44,199	1,433,058
EVP, CPO

George S. Felix	2023	387,404	100,000	674,954	—	213,626	23,646	1,399,630
SVP, CMO

Richard A. Badgley(6)	2023	143,437	300,000	279,994	—	277,881	712,970	1,714,282
Former EVP, CAO	2022	409,692		699,955	—	51,628	46,340	1,207,615
	2021	415,385		699,931	—	333,933	32,104	1,481,353

Wade R. Allen(7)	2023	254,536	200,000	449,959	—	175,455	411,368	1,491,318
Former SVP, CDO

(1)	The amounts shown represent all salary received during the applicable fiscal year. Our salaries are paid on a bi-weekly basis.
(2)

The amount shown for Mr. Hochman represents the second installment of his sign-on bonus and the amount for Mr. Felix represents the first installment of his sign-on bonus, both of which were paid in fiscal 2023. The amounts shown for Mr. Taylor, Mr. Provost, Ms. White, Mr. Badgley and Mr. Allen represent retention bonuses paid for remaining satisfactorily employed through (or being involuntarily terminated during) the fiscal year as part of our CEO transition (the “CEO Transition Retention Bonus”), which amounts were paid to Mr. Badgley and Mr. Allen upon their earlier termination of employment by the Company. Details about the retention bonuses can be found in the Compensation Discussion and Analysis under the section titled Retention Awards of this Proxy Statement.

(3)

The amounts shown represent the fair market value on the grant date of equity granted to the NEOs in the applicable fiscal year as determined pursuant to ASC Topic 718. For additional information on the assumptions used in valuing our equity awards see Note 12 to our Consolidated Financial Statements filed on Form 10-K for the fiscal year ended June 28, 2023. These amounts do not include any reduction in the value for the possibility of forfeiture. These amounts for all NEOs, except for Mr. Badgley, include grant date fair values for the fiscal 2023 performance shares at target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential value of these performance shares is 200% of target. For fiscal 2023, Mr. Hochman’s target grant date fair value for such performance shares is $2,285,898 and the maximum value would be $4,571,796, Mr. Taylor’s target grant date fair value is $599,977 and the maximum value would be $1,199,954, Mr. Provost’s target grant date fair value is $419,961 and the maximum value would be $839,922,Ms. White’s target grant date fair value is $341,227 and the maximum value would be $682,454, Mr. Felix’s target grant date fair value is $284,974 and the maximum value would be $569,948, and Mr. Allen’s target grant date fair value is $269,975 and maximum value would be $539,950. Mr. Badgley did not receive a grant of performance shares.

(4)

The amounts shown were earned under the Bonus Plan. Details about the plan can be found in the Compensation Discussion and Analysis under the section titled Short-Term Incentives of this Proxy Statement.

(5)

The amounts shown in this column reflect the value of benefits and perquisites provided to the NEOs during the year. These include: car allowance, financial planning, dining discount, health club reimbursement, annual executive physical, company matching contributions to the qualified 401(k) Plan, life insurance, executive retiree medical insurance, long-term care insurance, relocation expense for Mr. Hochman, and severance payments for Mr. Badgley and Mr. Allen, which are detailed in the table below.

(6)	On October 17, 2022, Mr. Badgley departed the Company and Ms. White was appointed Executive Vice President and Chief People Officer.
(7)	Mr. Allen departed the Company on March 28, 2023.

	All Other Compensation Included in the Summary Compensation Table for Fiscal 2023
Name	Company Matching Contributions to the 401(k) Plan ($)	Car Allowance ($)	Company Provided Life, Retiree Medical, and Long Term Care Insurance Premiums ($)(a)	Other Compensation ($)(b)	Total All Other Compensation ($)
Kevin D. Hochman	13,154	—	12,582	416,845	442,581
Joseph G. Taylor	—	9,600	11,441	4,502	25,543
Steven D. Provost	12,580	9,600	6,236	9,922	38,338
Aaron M. White	14,308	9,231	10,165	10,495	44,199
George S. Felix	7,846	3,876	8,273	3,651	23,646
Richard A. Badgley	5,020	3,286	13,623	691,041	712,970
Wade R. Allen	7,067	6,785	9,043	388,473	411,368

(a)	Represents benefit premiums paid to a third party for Company-provided life insurance, executive retiree medical insurance and long-term care insurance.
(b)

Represents other compensation for value of perquisites and benefits paid directly to or on the NEOs’ behalf for annual executive physical, financial planning, dining discount, and health club reimbursement. Mr. Hochman’s other compensation also includes $412,515 in expenses related to his relocation from a different state to a location near the Company’s headquarters following being hired by the Company as CEO. Mr. Badgley’s other compensation also includes $639,600 in severance and $50,957 in continued medical insurance coverage, and Mr. Allen’s other compensation also includes $350,000 in severance and $32,797 in continued medical insurance coverage.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	35

Fiscal 2023 Grants of Plan-Based Awards Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Committee Action Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kevin D. Hochman
RSUs(3)	8/31/2022	9/8/2022							53,624	1,523,994
Performance Shares(4)	10/20/2022	11/8/2022				715	71,479	142,958		2,285,898
Bonus Plan		N/A	9,900	990,000	1,980,000

Joseph G. Taylor
RSUs(3)	8/31/2022	9/8/2022							14,074	399,983
Performance Shares(4)	10/20/2022	11/8/2022				188	18,761	37,522		599,977
Bonus Plan		N/A	4,342	434,215	868,430

Steven D. Provost
RSUs(3)	8/31/2022	9/8/2022							9,852	279,994
Performance Shares(4)	10/20/2022	11/8/2022				131	13,132	26,264		419,961
Bonus Plan		N/A	3,541	354,056	708,112

Aaron M. White(5)
RSUs(3)	8/31/2022	9/8/2022							6,685	189,988
RSUs(6)	10/20/2022	11/8/2022							1,298	37,499
Performance Shares(4)	10/20/2022	11/8/2022				107	10,670	21,340		341,227
Bonus Plan		N/A	2,346	234,627	469,254

George S. Felix
RSUs(3)	8/31/2022	9/8/2022							6,685	189,988
RSUs(7)	8/31/2022	9/8/2022							7,037	199,992
Performance Shares(4)	10/20/2022	11/8/2022				89	8,911	17,822		284,974
Bonus Plan		N/A	2,131	213,072	426,144

Richard A. Badgley(5)
RSUs(3)	8/31/2022	9/8/2022							9,852	279,994
Bonus Plan		N/A	2,772	277,160	554,320

Wade R. Allen(8)
RSUs(3)	8/31/2022	9/8/2022							6,333	179,984
Performance Shares(4)	10/20/2022	11/8/2022				84	8,442	16,884		269,975
Bonus Plan		N/A	1,750	175,000	350,000

(1)

The amounts shown in column (d) reflect the threshold payment level under the Bonus Plan applicable to the NEO. The threshold award level is 1% of target (e) and the maximum award (f) is 200% of target (e).

(2)

The amounts shown represent the fair market value at grant date for financial reporting purposes in fiscal 2023 of stock awards as determined pursuant to ASC Topic 718. For additional information on the assumptions used in valuing our equity awards see Note 12 to our Consolidated Financial Statements filed on Form 10-K for the fiscal year ended June 28, 2023.

(3)	These RSUs were granted to NEOs as part of their annual equity award and cliff vest after three years.
(4)

These performance shares are detailed in the Compensation Discussion and Analysis under the section titled Long-Term Incentives of this Proxy Statement. The amounts in columns (g)–(i) reflect the range of payouts under the plan. The October 20, 2022 dates reflect the dates the target awards were established for the performance shares. The actual awards will not be earned until the end of fiscal 2025, and only then if the performance metrics are achieved.

(5)	On October 17, 2022, Mr. Badgley departed the Company and Ms. White was appointed Executive Vice President and Chief People Officer.
(6)	These RSUs were granted to Ms. White as a result of an increase in her annual compensation due to her appointment as Executive Vice President and Chief People Officer and cliff vest after three years.
(7)

These RSUs granted to Mr. Felix are a retention grant as detailed in the Compensation Discussion and Analysis under the section titled Retention Awards of this Proxy Statement and cliff vest after three years.

(8)	Mr. Allen departed the Company on March 28, 2023.

36	Brinker International • 2023 Notice & Proxy	Making People Feel Special

Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Kevin D. Hochman						53,624	(4)	1,941,189	71,479	2,587,540

						50,881	(5)	1,841,892

Joseph G. Taylor	14,961	4,987		38.51	8/29/2027	14,074	(4)	509,479	18,761	679,148
	14,009			43.35	8/30/2026	7,440	(4)	269,328	11,160	403,992
	14,538			31.22	8/31/2025	17,866	(4)	646,749	4,466	161,669
	6,093			54.33	8/25/2024	195	(6)	7,059
						216	(6)	7,819
						260	(6)	9,412
						350	(6)	12,670
						400	(6)	14,480
						800	(6)	28,960
						800	(6)	28,960
						800	(6)	28,960
						500	(6)	18,100

Steve D. Provost	14,961	4,987		38.51	8/29/2027	9,852	(4)	356,642	13,132	475,378
	16,967			43.35	8/30/2026	5,208	(4)	188,530	7,812	282,794
	50,000			31.22	8/31/2025	13,895	(4)	502,999	3,473	125,723
	32,595			31.22	8/31/2025	923	(6)	33,413
	28,238			54.33	8/25/2024	1,733	(6)	62,735
	15,192			54.15	8/27/2023	2,085	(6)	75,477
						5,470	(6)	198,014
						1,250	(6)	45,250
						2,000	(6)	72,400
						1,500	(6)	54,300
						1,000	(6)	36,200

Aaron M. White	3,228	1,076		38.51	8/29/2027	1,298	(7)	46,988	10,670	386,254
	3,661			43.35	8/30/2026	6,685	(4)	241,997	5,301	191,896
	898			44.73	5/3/2026	100	(8)	3,620
						3,534	(4)	127,931
						11,786	(4)	426,653

George S. Felix						6,685	(4)	241,997	8,911	322,578
						7,037	(9)	254,739

Richard A. Badgley(10)	406			38.51	10/21/2023				3,255	117,831
	3,892			43.35	10/21/2023				2,604	94,265
	1,256			54.33	10/21/2023

Wade R. Allen(11)	2,288			38.51	3/27/2024	879	(4)	31,820	1,857	67,223
	7,783			43.35	3/27/2024	1,674	(4)	60,599	2,762	99,984
	6,093			54.33	3/27/2024	9,305	(4)	336,841
						97	(6)	3,511
						108	(6)	3,910
						108	(6)	3,910

(1)	Unvested options vest 25% per year for four years on each anniversary of the grant date and have a maximum eight-year term. Each option was granted eight years prior to the expiration date.
(2)

RSUs and performance shares are valued on the $36.20 closing price of the Company’s common stock as of the end of our fiscal year, June 28, 2023, and performance shares are valued based on achieving target performance.

(3)

The grants in this column reflect target awards under the fiscal 2023 - fiscal 2025, fiscal 2022 - fiscal 2024, and fiscal 2021 - fiscal 2023 Brinker Performance Share Plans. Additionally, the grants for Mr. Allen and Mr. Badgley reflect a pro-rated award in accordance with plan provisions for involuntary termination due to their separation from the company. The fiscal 2021 - fiscal 2023 award paid out on August 17, 2023 at 150% of target. Mr. Taylor received 6,699 shares, rather than the 4,466 shares listed, Mr. Provost received 5,210 shares, rather than the 3,473 shares listed, and Mr. Badgley received 3,906 shares, rather than the 2,604 shares listed. Ms. White and Mr. Allen did not participate in the fiscal 2021 - fiscal 2023 Brinker Performance Share Plan.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	37

(4)

These RSUs were granted to NEOs as part of their annual equity award and cliff vest after three years, with the exception of Mr. Allen. The grants for Mr. Allen reflect a pro-rated award in accordance with plan provisions for involuntary termination due to his separation from the company and will vest on September 29, 2023.

(5)	These RSUs were granted to Mr. Hochman to make him whole for certain foregone compensation from his prior employer and cliff vest after three years.
(6)

These RSUs were granted to NEOs under the Career Equity program as described in the Compensation Discussion and Analysis under the section titled Other Executive Compensation Program Elements of this Proxy Statement and vest upon a qualifying retirement from the Company, with the exception of Mr. Allen. The grants for Mr. Allen reflect a pro-rated award in accordance with plan provisions for involuntary termination due to his separation from the company and will vest on September 29, 2023.

(7)	These RSUs were granted to Ms. White as a result of an increase in her annual compensation due to her appointment as Executive Vice President and Chief People Officer and cliff vest after three years.
(8)	These RSUs were granted to Ms. White as compensation for signing a non-compete agreement and cliff vest after three years.
(9)

These RSUs granted to Mr. Felix are a retention grant as detailed in the Compensation Discussion and Analysis under the section titled Retention Awards of this Proxy Statement and cliff vest after three years.

(10)	On October 17, 2022, Mr. Badgley departed the Company and Ms. White was appointed Executive Vice President and Chief People Officer.
(11)	Mr. Allen departed the Company on March 28, 2023.

FISCAL 2023 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Kevin D. Hochman	—	—	—	—

Joseph G. Taylor	—	—	7,784	228,716

Steven D. Provost	—	—	7,784	228,716

Aaron M. White(4)	—	—	1,679	49,335

George S. Felix	—	—	—	—

Richard A. Badgley(4)	12,944	53,167	16,800	605,007

Wade R. Allen(5)	17,517	78,246	3,569	104,869

(1)	Reflects the difference between the market price of our common stock at the date and time of exercise and the exercise price of the option.
(2)

Reflects the vesting of (i) the RSUs granted in fiscal 2020 and (ii) the RSUs granted under the fiscal 2020 - fiscal 2022 Performance Share Plan. Mr. Badgley’s amount also includes RSUs granted in fiscal 2021, 2022, and 2023 that were pro-rated and vested due to his departure from the company.

(3)	The value realized is based upon the fair market value of our common stock on the date of vesting multiplied by the number of units which vested.
(4)	On October 17, 2022, Mr. Badgley departed the Company and Ms. White was appointed Executive Vice President and Chief People Officer.
(5)	Mr. Allen departed the Company on March 28, 2023.

Non-qualified Deferred Compensation Plan

None of our NEOs participate in our non-qualified compensation plan.

Company Sponsored Pension Plan

The Company does not sponsor a pension plan.

38	Brinker International • 2023 Notice & Proxy	Making People Feel Special

Retirement Definitions and Payouts

For those executives who remain with us for their career, we want to ensure they are able to benefit from their contributions to our long-term success. Therefore, we have defined retirement provisions that allow for post-employment benefits. Early retirement is defined as age plus years of service equals 70, with a minimum age of 55. Normal retirement is defined as age plus years of service equals 70, with a minimum age of 60; or attainment of age 65 (regardless of service). This definition is applied to all of our equity programs (except for retention and other one-time equity grants), our retiree medical program, and our Bonus Plan. Listed below are our general equity programs and their treatment under early and normal retirement scenarios:

	Early Retirement	Normal Retirement
Stock Options	Unvested options accelerated and remain exercisable for the shorter of 12 months or the expiration date	Unvested options accelerated and remain exercisable for the shorter of 36 months or the expiration date

Performance Shares	Pro-rated and paid at the end of the measurement period based on actual results.	The full award is paid at the end of the measurement period based on actual results.

Restricted Stock Units	Pro-rated and paid at the end of the 3-year vesting period, but paid upon retirement if requirements met before January 1, 2022	The full award is paid at the end of the 3-year vesting period, but paid upon retirement if requirements met before January 1, 2022

Bonus Plan	Pro-rated and may be paid at end of the fiscal year at the discretion of the Talent & Compensation Committee	Pro-rated and may be paid at end of the fiscal year at the discretion of the Talent & Compensation Committee

The RSUs granted to NEOs in fiscal 2021 were retentive in nature and will be treated differently than the Company’s typical RSU grants as follows: (1) only a pro-rated portion of the award will automatically vest upon retirement for NEOs that meet the definition of normal retirement, with the Committee retaining discretion to allow the full vesting of the award if the NEO has made satisfactory contributions to set the Company on a successful trajectory for the period after the NEO’s retirement, including the satisfactory transition of responsibilities to a successor, and (2) no portion of the award will vest upon retirement if an NEO only qualifies for early retirement.

Beginning in fiscal 2022, the RSUs granted to NEOs require NEOs to provide significant advance notice to the chair of the Talent & Compensation Committee that the NEO is considering retirement in order to qualify for the retirement treatment described above. This notice requirement is intended to assist the Committee with succession planning.

Hochman Employment Agreement

In connection with his appointment as CEO of the Company, Mr. Hochman and the Company entered into an Employment Agreement (the “Hochman Employment Agreement”), which sets forth the terms of Mr. Hochman’s employment with the Company. The Hochman Employment Agreement is not for a fixed term. Among other things, the Hochman Employment Agreement provided for a grant of $1,500,000 in restricted stock units, intended to compensate Mr. Hochman for certain foregone compensation from his prior employer, which will vest in full on the third anniversary of the date of grant (the “Make Whole Equity Award”).

Under the Hochman Employment Agreement, Mr. Hochman, as CEO, also may become entitled to severance benefits. The severance benefits are payable to Mr. Hochman in the event of (A) a termination of employment by the Company without “cause” or resignation for “good reason” by Mr. Hochman prior to a change in control or more than two years following a change in control or (B) a termination of employment by the Company without cause or a resignation by Mr. Hochman for good reason within two years of a change in control.

For these purposes:

a.

“Change in control” is generally defined as a sale, transfer or other conveyance of all or substantially all of the assets of the Company, an acquisition by any person or group of more than 50% of our stock, or certain changes in our Board of Directors.

b.

“Cause” generally means the commission of certain crimes, the gross mismanagement or neglect of duties, a material breach of the Company’s written policies, violation of federal or state securities laws, rules or regulations, or an act of fraud, misappropriation or embezzlement.

c.

“Good reason” generally means a material diminution in base salary, a reduction in target annual bonus opportunity, a relocation of the principal location at which the executive is required to provide services by more than 50 miles, the failure of the Company to obtain an agreement from any successor to the Company to assume the obligations under the Hochman Employment Agreement, a material, adverse change in Mr. Hochman’s title, authority or responsibilities, a material breach by the Company of any material provisions of the Hochman Employment Agreement or other written agreement with Mr. Hochman, or a failure of a successor to the Company to nominate Mr. Hochman to the successor’s board of directors.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	39

Under the Hochman Employment Agreement, the severance benefits generally consist of the following:

a.

a lump sum payment equal to: (i) 24 months of Mr. Hochman’s then-current base salary (in the event of a termination without cause or resignation for good reason by Mr. Hochman prior to or more than two years following a change in control) or 36 months of Mr. Hochman’s then-current base salary (in the event of a termination without cause or a resignation for good reason within two years following a change in control) plus (ii) an amount equal to Mr. Hochman’s target bonus for the year of termination under the Bonus Plan;

b.	continued payment by the Company of Mr. Hochman’s health insurance coverage premiums for 18 months following Mr. Hochman’s termination of employment; and

c.	accelerated vesting of the Make Whole Equity Award.

In connection with receipt of such severance benefits, the CEO is required to abide by certain restrictive covenants and to execute (and not-revoke) a separation agreement and release of claims in a form satisfactory to the Company.

The treatment of the CEO’s outstanding equity awards upon the termination of his employment will be determined in accordance with the terms of the applicable equity plans.

Change in Control Severance Agreements and Severance Plan

We have entered into NEO Change in Control Severance Agreements (the “NEO CIC Agreements”) with each of Messrs. Provost, Taylor and Badgley, and have adopted the Executive Severance Benefits Plan (the “Severance Plan”) for eligible executive employees, including these three officers. The NEO CIC Agreements and Severance Plan work in conjunction with each other, as the NEO CIC Agreements provide that in the event that the employment of Messrs. Provost, Taylor or Badgley is terminated by the Company without cause prior to a change in control or more than two years following a change in control (“cause” and “change in control” are defined below), the executive shall be eligible to receive severance pursuant to the Severance Plan. In such a termination, the Severance Plan provides for the following benefits:

•	18 months of the executive’s then-current base salary, payable in a lump sum within 60 days following such termination of employment;

•

an amount equal to the annual bonus that would have been earned under the Bonus Plan for the fiscal year in which the termination of employment occurs, based on the actual Company performance for the year as if the executive had remained employed through the end of the fiscal year, payable in a lump sum in the Company’s fiscal year following the performance year in which the termination of employment occurred; and

•

continued payment by the Company of the executive’s health insurance coverage premiums for 18 months following the executive’s termination date to the same extent that the Company paid for such coverage immediately prior to the date of termination (the “18-Month COBRA Subsidy”).

The NEO CIC Agreements further provide that if the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason” within two years of a change in control (as such term is defined below), the executive will be entitled to receive the following benefits:

•	an amount equal to (i) 24 months of the executive’s then-current base salary, plus (ii);

•	(ii) the executive’s target bonus for the year of termination under the Bonus Plan, payable in a lump sum within 60 days following the date of such termination of employment; and

•	the 18-Month COBRA Subsidy.

We entered into Change in Control Severance Agreements (the “SVP CIC Agreements”) with Ms. White and Mr. Allen. The SVP CIC Agreements and Severance Plan work in conjunction with each other, as the SVP CIC Agreements provide that in the event that the employment of Ms. White or Mr. Allen is terminated by the Company without “cause” prior to a change in control or more than two years following a change in control, she or he shall be eligible to receive severance pursuant to the Severance Plan. In such a termination, the Severance Plan provides for the following benefits:

•	an amount equal to 12 months of the executive’s then-current base salary, plus;

•

an amount equal to the annual bonus that would have been earned under the Bonus Plan for the fiscal year in which the termination of employment occurs, based on the actual Company performance for the year as if the executive had remained employed through the end of the fiscal year, payable in a lump sum in the Company’s fiscal year following the performance year in which the termination of employment occurred; and

•

continued payment by the Company of executive’s health insurance coverage premiums for 12 months following executive’s termination date to the same extent that the Company paid for such coverage immediately prior to the date of termination (the “12-Month COBRA Subsidy”).

40	Brinker International • 2023 Notice & Proxy	Making People Feel Special

The SVP CIC Agreement further provides that if executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason” within two years of a change in control, the executive will be entitled to receive the following benefits:

•	an amount equal to12 months of executive’s then-current base salary, plus;

•	an amount equal to executive’s target bonus for the year of termination under the Bonus Plan, payable in a lump sum within 60 days following the date of such termination of employment; and

•	the 12-Month COBRA Subsidy.

In connection with receipt of the foregoing severance benefits described under this Change in Control Severance Agreements and Severance Plan section, the applicable NEOs are required to abide by certain restrictive covenants and to execute (and not-revoke) a separation agreement and release of claims in a form satisfactory to the Company.

Under the NEO CIC Agreements, the SVP CIC Agreements and Severance Plan:

•	“Cause” generally means an act of fraud, misappropriation or embezzlement, the gross mismanagement or neglect of duties or Company policies or the commission of certain crimes.

•

“Change in control” generally means a sale, transfer or other conveyance of all or substantially all of the assets of the Company, an acquisition by any person or group of more than 50% of our stock, or certain changes in of Board of Directors.

•

“Good reason” generally means a material diminution in base salary, a reduction in target annual bonus opportunity, a relocation of the principal location at which the executive is required to provide services by more than 50 miles, the failure of the Company of obtain an agreement from any successor to the Company to assume the obligations under the Change in Control Severance Agreement, or a material, adverse change in the executive’s title, reporting relationship, authority or responsibilities.

Equity and Other Incentive Awards

Our equity-based awards do not use single-trigger provisions that would result in the automatic full vesting of awards upon a change in control. The vesting provisions in relation to a change in control for awards granted to the NEOs are detailed below:

Restricted Stock Units and Stock Options:

•

RSUs and stock options do not become fully vested upon a change in control (as defined in the applicable award agreement) unless the awards are not assumed or replaced with comparable awards by the acquiring entity or cease to remain outstanding immediately following the change in control. If a participating NEO’s employment is terminated without “cause” within 24 months following a change in control or the NEO terminates their employment for “good reason” within 24 months following a change in control, such RSUs and stock options become fully vested (and, in the case of stock options, exercisable) upon such termination of employment.

Performance Share Plans:

•

Performance share awards do not vest upon a change in control (as defined in the Brinker Performance Share Plan) unless the awards are not assumed or replaced with comparable awards by the acquiring entity in such a change in control or cease to remain outstanding immediately following the change in control. Otherwise, upon a change in control, the applicable measurement period (but not the performance period) will end and the performance calculations will be modified to account for the shortened measurement period. A participating NEO must remain employed through the end of the performance period to earn such award, unless the NEO’s employment is terminated without “cause” or terminates for “good reason” following the change in control, in which case the NEO will fully vest upon such termination in the number of achieved shares determined based on performance through the change in control date.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the NEO’s employment under various scenarios. The amounts shown assume that such termination of employment was effective as of June 28, 2023, and include estimates of the amounts that would be paid to each NEO upon such NEO’s termination of employment. The amounts are also based upon the assumption that the price per share of our common stock is equal to the closing price of our common stock on June 28, 2023 ($36.20), the last trading day in fiscal 2023. The tables include only additional benefits that result from the termination of employment and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. The tables do not include potential amounts that could be paid under the Bonus Plan if the Committee maintains discretion on whether to pay such amounts. For the RSUs granted in fiscal 2021, we have assumed only a prorated portion would vest upon retirement because the Committee maintains discretion on whether to vest the full award.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	41

FISCAL 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

KEVIN D. HOCHMAN

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination (4)($)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)	Disability (6)($)	Death (6)($)
Cash Compensation
Cash Severance(2)	—	—	1,800,000	—	2,700,000	—	—
Bonus(3)	—	—	990,000	—	990,000	992,574	992,574
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares	—	—	862,513	—	2,587,540	862,513	862,513
Restricted Stock Units	—	—	2,381,111	—	3,783,081	3,783,081	3,783,081
Benefits & Perquisites
Life Insurance(7)	—	—	—	—	—	—	3,500,000
Disability Insurance(8)	—	—	—	—	—	900,000	—
Total	—	—	6,033,624	—	10,060,621	6,538,168	9,138,168

(1)	As of the last day of the fiscal year, Mr. Hochman is not eligible for retirement under our retirement provisions.
(2)

Severance payments shown are based on the Hochman Employment Agreement. His agreement provides for 24 months of continued base salary in the event of a termination of employment without cause or resignation for good reason prior to or more than two years following a change in control, or 36 months of continued base salary upon a termination of employment without cause or a resignation for good reason within two years following a change in control.

(3)	The Hochman Employment Agreement states that a target bonus award will be paid for the fiscal year in which either an involuntary termination without cause or a termination for good reason occurs.
(4)	In this scenario Mr. Hochman is able to retain a pro-rata portion of his performance share awards, all of his fiscal 2022 RSUs, and a pro-rata portion of his fiscal 2023 RSUs.
(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Hochman’s equity awards, please see the Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under our death and disability provisions, Mr. Hochman is able to retain a pro-rata portion of his performance share awards and all of his RSUs.
(7)	The Company provides term life insurance for Mr. Hochman at four times base salary with a maximum benefit of $3,500,000.
(8)

Amount shown assumes that Mr. Hochman would be on short-term disability for four months (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

42	Brinker International • 2023 Notice & Proxy	Making People Feel Special

FISCAL 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

JOSEPH G. TAYLOR

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)	Disability (7)($)	Death (7)($)
Cash Compensation
Cash Severance(2)	—	—	936,000	—	1,248,000	—	—
Bonus(3)	—	—	435,344	—	435,344	435,344	435,344
Retention Bonus(4)			300,000		300,000
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares(6)	1,325,644	1,325,644	1,325,644	—	1,325,644	1,325,644	1,325,644
Restricted Stock Units	1,546,046	1,546,046	1,546,046	—	1,581,976	1,581,976	1,581,976
Benefits & Perquisites
Life Insurance(8)	—	—	—	—	—	—	2,496,000
Disability Insurance(9)	—	—	—	—	—	886,400	—
Total	2,871,690	2,871,690	4,543,034	—	4,890,964	4,229,364	5,838,964

(1)

As of the last day of the fiscal year, Mr. Taylor is eligible for normal retirement under our retirement provisions (please see Retirement Definitions and Payouts). Our retirement provisions provide for certain post-employment benefits and apply to all of our equity programs (except for retention and other one-time equity grants) and our retiree medical program.

(2)

Severance payments shown are based on Mr. Taylor’s NEO CIC Agreement. His agreement provides for 18 months of continued base salary in the event of a termination of employment without cause prior to or more than two years following a change in control, or 24 months of continued base salary upon a termination of employment without cause or a resignation for good reason within two years following a change in control.

(3)

The bonus shown was earned for fiscal 2023 but is unpaid as of the last day of the fiscal year. Mr. Taylor’s agreement states that no less than a target award will be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios where the bonus is shown.

(4)	The CEO Transition Retention Bonus will be paid only upon an involuntary termination without cause or a termination related to a change in control.
(5)	Under our retirement provisions, as applied to our equity programs, Mr. Taylor is able to retain the following:
•	all of his fiscal 2020 option awards;
•	all of his performance share awards; and
•	all of his RSUs (except only a prorated portion of the fiscal 2021 RSUs) and Career Equity awards.

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Taylor’s equity awards, please see the Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under all of the scenarios, the fiscal 2021 performance shares reflect a payout of 150% and a target payout for fiscal 2022 and 2023 awards.
(7)	Under our death and disability provisions, Mr. Taylor is able to retain all of his fiscal 2020 option awards, performance share awards, RSUs and Career Equity awards.
(8)	The Company provides term life insurance for Mr. Taylor at four times base salary with a maximum benefit of $3,500,000.
(9)

Amount shown assumes that Mr. Taylor would be on short-term disability for four months (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	43

FISCAL 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

STEVEN D. PROVOST

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)	Disability (7)($)	Death (7)($)
Cash Compensation
Cash Severance(2)	—	—	821,915	—	1,095,886	—	—
Bonus(3)	—	—	278,429	—	354,056	278,429	278,429
Retention Bonus(4)			650,000		650,000
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares(6)	946,757	946,757	946,757	—	946,757	946,757	946,757
Restricted Stock Units	1,598,015	1,598,015	1,598,015	—	1,625,960	1,625,960	1,625,960
Benefits & Perquisites
Life Insurance(8)	—	—	—	—	—	—	2,191,773
Disability Insurance(9)	—	—	—	—	—	803,650	—
Total	2,544,772	2,544,772	4,295,116	—	4,672,659	3,654,796	5,042,919

(1)

As of the last day of the fiscal year, Mr. Provost was eligible for normal retirement under our retirement provisions (please see Retirement Definitions and Payouts). Our retirement provisions provide for certain post-employment benefits and apply to all of our equity programs (except for retention and other one-time equity grants) and our retiree medical program.

(2)

Severance payments shown are based on Mr. Provost’s NEO CIC Agreement. His agreement provides for 18 months of continued base salary in the event of a termination of employment without cause prior to or more than two years following a change in control, or 24 months of continued base salary upon a termination of employment without cause or a resignation for good reason within two years following a change in control.

(3)

The bonus shown was earned for fiscal 2023 but is unpaid as of the last day of the fiscal year. Mr. Provost’s agreement states that no less than a target award will be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios where the bonus is shown.

(4)	The CEO Transition Retention Bonus will be paid only upon an involuntary termination without cause or a termination related to a change in control.
(5)	Under our retirement provisions, as applied to our equity programs, Mr. Provost is able to retain the following:
•	all of his fiscal 2020 option awards;
•	all of his performance share awards; and
•	all of his RSUs (except only a prorated portion of the fiscal 2021 RSUs) and Career Equity awards.

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Provost’s equity awards, please see the Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table

(6)	Under all of the scenarios, the fiscal 2021 performance shares reflect a payout of 150% and a target payout for fiscal 2022 and 2023 awards.
(7)	Under our death and disability provisions, Mr. Provost is able to retain all of his fiscal 2020 option awards, performance share awards, RSUs and Career Equity awards.
(8)	The Company provides term life insurance for Mr. Provost at four times base salary with a maximum benefit of $3,500,000.
(9)

Amount shown assumes that Mr. Provost would be on short-term disability for four months (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

44	Brinker International • 2023 Notice & Proxy	Making People Feel Special

FISCAL 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

AARON M. WHITE

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination (5)($)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)	Disability (7)($)	Death (7)($)
Cash Compensation
Cash Severance(2)	—	—	425,000	—	425,000	—	—
Bonus(3)	—	—	235,237	—	235,237	235,237	235,237
Retention Bonus(4)			200,000		200,000
Equity Compensation(6)
Stock Options	—	—	—	—	—	—	—
Performance Shares	—	—	256,682	—	578,150	256,682	256,682
Restricted Stock Units	—	—	560,503	—	847,189	847,189	847,189
Benefits & Perquisites
Life Insurance(8)	—	—	—	—	—	—	1,700,000
Disability Insurance(9)	—	—	—	—	—	623,333	—
Total	—	—	1,677,422	—	2,285,576	1,962,441	3,039,108

(1)	As of the last day of the fiscal year, Ms. White is not eligible for retirement under our retirement provisions.
(2)

Severance payments shown are based on Ms. White’s SVP CIC Agreement. Her agreement provides for 12 months of continued base salary in the event of a termination of employment without cause prior to or more than two years following a change in control, or upon a termination of employment without cause or a resignation for good reason within two years following a change in control.

(3)

The bonus shown was earned for fiscal 2023 but is unpaid as of the last day of the fiscal year. Ms. White’s agreement states that no less than a target award will be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios where the bonus is shown.

(4)	The CEO Transition Retention Bonus will be paid only upon an involuntary termination without cause or a termination related to a change in control.
(5)	In this scenario Ms. White is able to retain all of her unvested fiscal 2020 option awards, a pro-rata portion of her performance share awards and a pro-rata portion of her RSUs.
(6)

The amounts shown here do not include the value of any vested equity awards. For more information on Ms. White’s equity awards, please see the Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table.

(7)	Under our death and disability provisions, Ms. White is able to retain all of her fiscal 2020 option awards, a pro-rata portion of her performance share awards and all of her RSUs.
(8)	The Company provides term life insurance for Ms. White at four times base salary with a maximum benefit of $3,500,000.
(9)

Amount shown assumes that Ms. White would be on short-term disability for four months (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	45

FISCAL 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

GEORGE S. FELIX

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination ($)(4)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)	Disability (6)($)	Death (6)($)
Cash Compensation
Cash Severance(2)	—	—	425,000	—	—	—	—
Bonus(3)	—	—	213,626	—	213,626	213,626	213,626
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares	—	—	107,526	—	322,578	107,526	107,526
Restricted Stock	—	—	67,221	—	496,736	241,997	241,997
Benefits & Perquisites
Life Insurance(7)	—	—	—	—	—	—	1,275,000
Disability Insurance(8)	—	—	—	—	—	595,000	—
Total	—	—	813,373	—	1,032,940	1,158,149	1,838,149

(1)	As of the last day of the fiscal year, Mr. Felix is not eligible for retirement under our retirement provisions.
(2)	Severance payments shown are based on Brinker’s severance policy which provides for 12 months of continued base salary in the event of a termination of employment without cause.
(3)	The amount shown is the bonus Mr. Felix earned under the fiscal 2023 Bonus Plan.
(4)	In this scenario Mr. Felix is able to retain a pro-rata portion of his performance share awards, none of his fiscal 2023 retention RSUs and a pro-rata portion of his fiscal 2023 RSUs.
(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Felix’s equity awards, please see the Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under our death and disability provisions, Mr. Felix is able to retain a pro-rata portion of his performance share awards, none of his fiscal 2023 retention RSUs and all of his fiscal 2023 RSUs.
(7)	The Company provides term life insurance for Mr. Felix at three times base salary with a maximum benefit of $3,500,000.
(8)

Amount shown assumes that Mr. Felix would be on short-term disability for four months (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

46	Brinker International • 2023 Notice & Proxy	Making People Feel Special

FISCAL 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

RICHARD A. BADGLEY

In connection with the departure of Mr. Badgley from the Company on October 17, 2022, the NEO CIC Agreement and Severance Plan entered into with Mr. Badgley provided for Mr. Badgley to receive the following benefits: (i) an amount equal to 18 months of Mr. Badgley’s base salary at the time of his departure, equal to $639,600, (ii) an amount equal to his annual bonus that would have been earned under the Bonus Plan for the fiscal year in which the termination of employment occurs, based on the actual Company performance for the year as if Mr. Badgley had remained employed through the end of the fiscal year equal to $277,881, and (iii) continued payment by the Company of Mr. Badgley’s health insurance coverage premiums for 18 months following Mr. Badgley’s departure date, with an aggregate value equal to $50,957. Additionally, he received a payment of $300,000 under the terms of his CEO Transition Retention Bonus.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	47

FISCAL 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

WADE R. ALLEN

In connection with the departure of Mr. Allen from the Company on March 28, 2023, the SVP CIC Agreement and Severance Plan entered into with Mr. Allen provided for Mr. Allen to receive the following benefits: (i) an amount equal to 12 months of Mr. Allen’s base salary at the time of his departure, equal to $350,000, (ii) an amount equal to his annual bonus that would have been earned under the Bonus Plan for the fiscal year in which the termination of employment occurs, based on the actual Company performance for the year as if Mr. Allen had remained employed through the end of the fiscal year equal to $175,455, and (iii) continued payment by the Company of Mr. Allen’s health insurance coverage premiums for 12 months following Mr. Allen’s departure date, with an aggregate value equal to $32,797. Additionally, he received a payment of $200,000 under the terms of his CEO Transition Retention Bonus.

48	Brinker International • 2023 Notice & Proxy	Making People Feel Special

CEO Pay Ratio

The Committee believes executive pay must be consistent and equitable to motivate our team members to create shareholder value. The Committee reviewed a comparison of annual total compensation of the CEO to the annual compensation of the median team member who was selected from all team members who were employed (other than the CEO) as of the last day of fiscal 2023.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median team member, we utilized total cash compensation paid during the year, and we annualized the compensation for any permanent team members that were not employed by us for all of fiscal 2023. We believe the use of total cash compensation for all employees as a consistently applied compensation measure is reasonable because the substantial portion of our team members only receive cash compensation. The majority of team members work part-time and as such are not eligible for our bonus or equity plans, and don’t work enough hours to participate in our company-paid benefit plans.

After identifying the median team member, we calculated annual total compensation for the team member using the same methodology we use for our NEOs as set forth in the Summary Compensation Table of this Proxy Statement.

The compensation for Mr. Hochman, our current CEO, in fiscal 2023 was $6,295,047 as reported in the Summary Compensation Table above. The compensation of our median team member was $22,742. Thus, our CEO’s annualized total compensation was approximately 277 times the pay of our median team member for fiscal 2023.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	49

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the
Compensation Discussion and Analysis
section of this Proxy Statement.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
							Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)(7)	Pre-tax Income (in millions)(8)
Year	Summary Compensation Table Total for Mr. Roberts(1)	Compensation Actually Paid to Mr. Roberts(2)	Summary Compensation Table Total for Mr. Hochman(1)	Compensation Actually Paid to Mr. Hochman(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(5)(6)

2023			$6,295,047	$8,012,657	$1,774,015	$1,942,847	$153.85	$163.00	$102.6	$90.8
2022	$5,933,303	$(36,452,258)	$1,826,257	$1,466,528	$1,272,805	$(1,887,955)	$95.24	$128.30	$117.6	$115.2
2021	$6,958,837	$54,264,076			$1,531,194	$5,036,832	$262.86	$140.63	$131.6	$145.2

1
The dollar amounts reported in column (b) are the amounts reported for Wyman Roberts, who served as the Company’s Chief Executive Officer for fiscal 2021 and part of fiscal 2022 and all of fiscal 2023 in the “Total” column of the Summary Compensation Table. The dollar amounts reported in column (d) are the amounts reported for Kevin Hochman, who served as the Company’s Chief Executive Officer for part of fiscal 2022 and all of fiscal 2023,
in the “Total” column of the Summary Compensation Table. Mr. Roberts retired from his position as CEO and President of Brinker and President of Chili’s Grill & Bar effective as of June 5, 2022. Mr. Hochman was appointed to serve as CEO and President of Brinker and President of Chili’s Grill & Bar effective as of June 6, 2022.

2
The dollar amounts reported in column
s
(c) and (e) represent the amount of “compensation actually paid” to Mr. Roberts and Mr. Hochman, as applicable, as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect the total compensation actually realized or received by such individual. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with ASC Topic 718, and the methodologies applied in the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

	Reported Summary Compensation Table Total	[Less] Value of “Stock Awards” Reported in Summary Compensation Table	[Plus] Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value from Prior Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting Date of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value from Prior Fiscal Year End to Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	[Less] Prior Year-End Fair Value of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions During Fiscal Year	Compensation Actually Paid to Mr. Roberts.

2022	$5,933,303	$4,499,980	$1,875,829	$(33,933,038)	$—	$(5,828,372)	$—	$(36,452,258)
2021	$6,958,837	$4,349,982	$7,343,698	$40,911,107	$—	$3,400,416	$—	$54,264,076

	Reported Summary Compensation Table Total	[Less] Value of “Stock Awards” Reported in Summary Compensation Table	[Plus] Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value from Prior Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting Date of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value from Prior Fiscal Year End to Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	[Less] Prior Year-End Fair Value of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions During Fiscal Year	Compensation Actually Paid to Mr. Hochman.

2023	$6,295,047	$3,809,892	$4,825,853	$701,649	$—	$—	$—	$8,012,657
2022	$1,826,257	$1,499,972	$1,140,243	$—	$—	$—	$—	$1,466,528

3
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s other NEOs as a group (excluding Mr. Roberts and Mr. Hochman) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2023, Mr. Taylor, Mr. Provost, Ms. White, Mr. Felix, Mr. Badgley and Mr. Allen; (ii) for 2022, Mr. Taylor, Mr. Provost, Mr. Badgley and Charles A. Lousignont; and (iii) for 2021, Mr. Taylor, Mr. Provost, Mr. Badgley and Douglas N. Comings.

4
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group excluding Mr. Roberts and Mr. Hochman), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with ASC Topic 718, and the methodologies applied in the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

50	Brinker International • 2023 Notice & Proxy	Making People Feel Special

	Average Reported Summary Compensation Table Total	[Less] Average Value of “Stock Awards” Reported in Summary Compensation Table	[Plus] Average Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	[Plus] Average Change in Fair Value from Prior Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Average Fair Value at Vesting Date of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Average Change in Fair Value From Prior Fiscal Year End to Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	[Less] Average Prior Year-End Fair Value of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions During Fiscal Year	Average Compensation Actually Paid Non-PEO NEOs

2023	$1,774,015	$612,256	$639,322	$140,327	$1,737	$80,740	$81,038	$1,942,847
2022	$1,272,805	$712,454	$296,989	$(2,405,967)	$—	$(339,328)	$—	$(1,887,955)
2021	$1,531,194	$693,705	$1,144,256	$2,607,143	$—	$447,944	$—	$5,036,832

5
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the applicable
1-,
2-
or
3-
year measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price (or the index price) at the end of each of the Company’s fiscal years shown and the beginning of the measurement period, by (b) the Company’s share price (or the index price) at the beginning of the measurement period. The beginning of the measurement periods is June 24, 2020 for each year in the table.

6	The peer group used for this purpose is the S&P 500 Restaurants index.
7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
8	Pre-tax income was the Company-selected metric. The dollar amounts reported represent the amount of pre-tax income reflected in the Company’s audited financial statements for the applicable year.
Relationship between Compensation Actually Paid and Performance Measures
As shown in the charts and further discussed below, the relationship between the Compensation Actually Paid to the PEOs and the Average Compensation Actually Paid to the
Non-PEO
NEOs in fiscal 2021, 2022 and 2023 (collectively, “NEO Compensation Actually Paid”) to each of (1) TSR, (2) Net Income, and
(3) Pre-tax
Income demonstrates that such compensation fluctuates to the extent the Company is achieving its goals and increasing value for stockholders in line with the Company’s compensation philosophy and performance-based objectives.

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In fiscal 2021, the Company executed strategies to achieve strong results in net income and pre-tax
income following the initial negative impact of the
COVID-19
pandemic. This resulted in significant stock price growth from the prior year that significantly increased both the fair value of outstanding equity awards granted in prior fiscal years and the total PEO and NEO Compensation Actually Paid.
In fiscal 2022, the Company did not achieve expected net income and pre-tax
income targets as a result of challenging market and economic conditions, including high inflation and employee turnover. This resulted in a significant stock price decrease from the prior year that significantly decreased both the fair value of outstanding equity awards granted in prior fiscal years and the total PEO and NEO Compensation Actually Paid.

52	Brinker International • 2023 Notice & Proxy	Making People Feel Special

In fiscal 2023, the Company established new strategies for long-term growth. These strategies required investment into the business while the Company continued to be impacted by significant levels of inflation. Although this resulted in lower net income and pre-tax
income, the Company’s trajectory at the end of the fiscal year and prospects for long-term growth are much stronger than the prior fiscal year, resulting in an increased stock price and increases in both the fair value of outstanding equity awards granted in prior fiscal years and the total PEO and NEO Compensation Actually Paid. See also the “Compensation Discussion and Analysis” above for additional information regarding our fiscal 2023 NEO compensation.
The list below represents the most important financial performance measures used to determine Compensation Actually Paid for fiscal year 2023 as further described in the
Compensation Discussion and Analysis
within the sections titled “Short-Term Incentives” and “Long-term Incentives”.

1.	EBITDA
2.	Revenues
3.	Pre-tax Income

Making People Feel Special	Brinker International • 2023 Notice & Proxy	53

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management is responsible for our financial reporting process, including our system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. KPMG LLP, our independent registered public accounting firm, is responsible for performing independent audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also is responsible for the selection of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors who are qualified for service under NYSE listing standards and SEC rules.

In this context, the Audit Committee held discussions with our management regarding our audited consolidated financial statements. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. Such discussions also involved an evaluation of the independence of KPMG LLP. The Audit Committee reviewed and discussed the audited consolidated financial statements with both management and KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee about independence and discussed with KPMG LLP their independence in connection with their audit of our consolidated financial statements. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, KPMG LLP.

Based on the discussions with KPMG LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2023 for filing with the SEC. The Audit Committee approved the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year.

Further, in accordance with its written charter, the Audit Committee is responsible for discussions with management relating to the Company’s processes to monitor and minimize significant risks and exposures. During fiscal 2023, the Audit Committee reviewed and discussed with management progress on the Company’s enterprise risk management processes, including the evaluation of identified risks and alignment of Company processes to manage the risks within the Company’s approved strategies.

Respectfully submitted,

AUDIT COMMITTEE

WILLIAM T. GILES (Chair)

FRANCES L. ALLEN

HARRIET EDELMAN

RAMONA T. HOOD

JAMES C. KATZMAN

54	Brinker International • 2023 Notice & Proxy	Making People Feel Special

STOCK OWNERSHIP OF CERTAIN PERSONS

The following table shows the beneficial ownership of our common stock as of September 18, 2023 by (a) all persons known by us to beneficially own more than 5% of our common stock as of such date, (b) each present director, including present directors being considered for election at the Annual Meeting, (c) the NEOs and (d) all Executive Officers and directors as a group.

Name	Number of Shares of Common Stock Beneficially Owned as of September 18, 2023		Number Attributable to Options Exercisable Within 60 Days of September 18, 2023		Percent(11)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,089,267	(1)	—	(5)	16.05%

FMR LLC 245 Summer Street Boston, MA 02210	6,583,332	(2)	—	(5)	14.90%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,198,338	(3)	—	(5)	11.77%

Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	4,063,570	(4)	—	(5)	9.20%

Directors(6)
Frances L. Allen	14,883	(7)	—	(8)	*
Cynthia L. Davis	13,699	(7)	—	(8)	*
Joseph M. DePinto	98,375	(7)	—	(8)	*
Harriet Edelman	33,721	(7)	—	(8)	*
William T. Giles	47,975	(7)	—	(8)	*
Kevin D. Hochman	159,500	(7)	—	(8)	*
Ramona T. Hood	5,897	(7)	—	(8)	*
James C. Katzman	25,546	(7)	—	(8)	*
Prashant N. Ranade	15,727	(7)	—	(8)	*

Named Executive Officers(6)(9)
George S. Felix	20,749	(7)	—	(10)	*
Joseph G. Taylor	136,874	(7)	54,588	(10)	*
Aaron M. White	42,887	(7)	8,863	(10)	*
Steven D. Provost	196,289	(7)	147,748		*
Wade R. Allen	12,177	(7)	16,164		*
Richard A. Badgley	—	(7)	5,554		*
All Executive Officers and Directors as a Group (16 persons)	662,490	(7)	132,951	(10)	1.50%

*	Less than 1%.

(1)

Based on information contained in Schedule 13G/A dated January 26, 2023, filed on January 26, 2023. The Schedule 13G/A reported that BlackRock, Inc. had sole dispositive power over 7,089,267 shares of common stock, sole voting power over 7,031,985 shares of common stock and shared dispositive and voting power over no shares of common stock.

(2)

Based on information contained in Schedule 13G/A dated February 9, 2023, filed on February 9, 2023. The Schedule 13G/A reported that FMR LLC had sole dispositive and voting power over 6,583,332 shares of common stock, and shared dispositive and voting power over no shares of common stock. The Schedule 13G/A also reported that Abigail P. Johnson (the Chairman and Chief Executive Officer, and a director, of FMR LLC) had sole dispositive power over 6,583,332 shares of common stock, and shared dispositive and voting power over no shares of common stock. Ms. Johnson, together with other members of the Johnson family, own (directly or through trusts) Series B voting common shares of FMR LLC representing 49% of the voting power of FMR LLC.

(3)

Based on information contained in Schedule 13G/A dated February 9, 2023, filed on February 9, 2023. The Schedule 13G/A reported that The Vanguard Group, Inc. had sole dispositive power over 5,041,521 shares of common stock, shared dispositive power over 156,817 shares of common stock, shared voting power over 113,573 shares of common stock and sole voting power over no shares of common stock.

(4)

Based on information contained in Schedule 13G dated January 24, 2023, filed on January 30, 2023. The Schedule 13G reported that Franklin Mutual Advisers, LLC had sole dispositive power over 4,063,570 shares of common stock, sole voting power over 3,855,972 shares of common stock and shared dispositive and voting power over no shares of common stock.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	55

(5)	Not applicable.
(6)

We determined beneficial ownership in accordance with the rules of the SEC. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(7)

Our list includes shares of common stock that may be acquired by exercise of options vested, or vesting within 60 days of September 18, 2023, under one of the following plans: i) Stock Option and Incentive Plan and ii) 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, as applicable.

(8)	Messrs. DePinto, Giles, Hochman, Katzman and Ranade, and Mms. Allen, Davis, Edelman and Hood own no stock options.
(9)

In addition to Mr. Hochman who also serves as a director, Steven D. Provost who retired from the Company on August 31, 2023, Richard A. Badgley who departed the Company on October 17, 2022, and Wade R. Allen who departed the Company on March 28, 2023.

(10)

Mr. Felix owns no stock options. Mr. Taylor owns 54,588 stock options, all of which have vested, or will vest, within 60 days of September 18, 2023. Ms. White owns 8,863 stock options, all of which have vested, or will vest, within 60 days of September 18, 2023. All Executive Officers and Directors as a Group own 132,951 stock options, all of which have vested, or will vest, within 60 days of September 18, 2023.

(11)	These percentages are based on number of outstanding shares of common stock as of September 18, 2023 (44,181,805 shares).

DELINQUENT SECTION 16(a) REPORTS

Under the securities laws of the United States, our directors and Executive Officers, and persons who own more than 10% of our common stock (the “Reporting Persons”) are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Based on our review of these reports and other written communications, we believe that all Reporting Persons complied with these filing requirements for fiscal 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy, where possible, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. The Board or an appointed committee will prohibit any such transaction if it is found to be inconsistent with the interests of the Company and its shareholders. If we believe we should enter into any such transactions, we will do so on terms no less favorable to us than we could obtain from third parties, and such transactions will be approved by a majority of the disinterested directors of the Board or an appointed committee. There were no transactions required to be reported under Item 404 of the SEC’s Regulation S-K.

56	Brinker International • 2023 Notice & Proxy	Making People Feel Special

FAQs ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

The Board of Directors of the Company is soliciting the enclosed proxy to be used at the Annual Meeting on November 16, 2023, at 9:00 a.m. (CST), and at any adjournment or postponement of that meeting. We anticipate that this Proxy Statement, the Annual Report, and the accompanying proxy will be posted on or about October 6, 2023 to our website at www.proxydocs.com/EAT, and the Notice of Internet Availability of Proxy Materials will be mailed on or about October 6, 2023 to all shareholders entitled to vote at the Annual Meeting.

Can I attend the Annual Meeting?

We have adopted a virtual format for our 2023 Annual Meeting. In order to attend the Annual Meeting, you must visit www.proxydocs.com/EAT and enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process. If the shares you own are held in “street name” by a bank or brokerage firm, please refer to the question below “Can I vote if my shares are held in “street name”?”

We encourage you to access the Annual Meeting before it begins. Online check-in will be available approximately 15 minutes before the Annual Meeting starts. Upon entry of your control number and other required information, you will receive further instructions allowing you to attend and participate at the Annual Meeting, submit questions, and vote at the virtual Annual Meeting. If you encounter any technical difficulties accessing the meeting during the check-in or meeting time, please call the technical support number posted on the virtual web portal log-in page. Technical support will be available beginning at 8:30a.m. Central Time on November 16, 2023, and will remain available until the meeting has ended.

We are committed to affording shareholders the same rights and opportunities to participate as they would at an in-person meeting. We will try to answer as many shareholder-submitted questions during the live audio-only webcast as time permits that comply with the meeting rules of conduct, which will be available to all virtual participants attending the Annual Meeting. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions submitted and relevant to meeting matters that we do not have time to answer during the meeting will be posted to our investor relations website within a reasonably practical time following the Annual Meeting.

What is the purpose of the Annual Meeting?

The purpose of the meeting is to:

•	Elect nine (9) directors (Pages 4-8);
•	Vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2024 Fiscal Year (Page 9);
•	Cast an advisory vote to approve executive compensation (Page 10);
•	Cast an advisory vote on the frequency of future advisory votes on executive compensation (Page 11); and
•	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Why am I being asked to review materials online?

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders online, rather than mailing printed copies of those materials to each shareholder. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials online. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about October 6, 2023.

How many votes do I have?

If we had your name on record as owning stock in the Company at the close of business on September 18, 2023, then you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of the Company’s common stock you own as of that date. At the close of business on September 18, 2023, 44,181,805 shares of the Company’s common stock were outstanding and eligible to vote.

If the shares you own are held in “street name” by a bank or brokerage firm, please refer to the below FAQ of “Can I vote if my shares are held in “street name”?”

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How do I vote prior to the Annual Meeting?

Whether you plan to participate in the Annual Meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may vote:

•

Online at www.proxypush.com/EAT by using your control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials or proxy card (if you are a shareholder of record), or by following the instructions on your voting instruction form (if your shares are held in street name) that you received from your bank or brokerage firm;

•

By phone, dial the toll-free number (866-785-4032) and enter your control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials or proxy card (if you are a shareholder of record), or follow instructions on your voting instruction form or notice (if your shares are held in street name); and

•	By requesting, completing and mailing a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials, or voting instruction form.

May I revoke my proxy?

You may change your vote or revoke your proxy any time before the Annual Meeting by:

•	Returning another proxy card with a later date;
•	Sending written notification of revocation to the Corporate Secretary at our principal executive office at 3000 Olympus Blvd., Dallas, Texas 75019;
•	Entering a later vote by telephone or online; or
•	Attending the Annual Meeting and voting.

You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Brinker representative at the Annual Meeting of your desire to revoke your proxy and then you must vote at the Annual Meeting.

Who pays for the solicitation of proxies and how are they solicited?

We pay the entire cost of the solicitation of these proxies. This cost includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to you. We may supplement our efforts to solicit your proxy in the following ways:

•	We may contact you using the telephone or electronic communication;
•	Our directors, officers, or other regular employees may contact you personally; or
•	We may hire agents for the sole purpose of contacting you regarding the proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, the bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If the bank or brokerage firm does not receive specific instructions, the bank or brokerage firm may in some cases vote your shares in its discretion but is not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the Annual Meeting. If you do not provide voting instructions and the bank or brokerage firm elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the bank or brokerage firm does not vote. If you are a street name shareholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank, or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning the voting instruction card to their broker, bank, or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. If you want to vote virtually online during the Annual Meeting, you may be required to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further voting instructions will be provided to you via email and/or through instructions found on the voting instructions provided by your broker, bank, or other nominee.

How do I vote if my shares are held in the Company’s 401(k) Plan?

If all or some of the shares you own are held through the Company’s 401(k) Plan, you may vote by phone or online by 11:59 p.m., EST, on November 13, 2023, or the Company’s agent must receive your paper proxy card on or before November 13, 2023.

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What is “householding”?

If you and others in your household own your shares in street name, you may receive only one copy of this Proxy Statement and the Fiscal 2023 Annual Report or of the Notice of Internet Availability of Proxy Materials. This practice is known as “householding.” If you hold your shares in street name and would like additional copies of these materials, please contact us by mail at Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019, Attn: Investor Relations, or by email at Investor.Relations@brinker.com or by phone at 972-980-9917, and we will promptly deliver a separate copy of these materials to you. If you receive multiple copies and would prefer to receive only one set of these materials, please also contact your bank or broker. Brinker does not currently use householding for owners of record and will send notice to all owners of record before using householding. By using this method, we seek to give all owners of record the opportunity to continue to receive multiple copies of these materials in the same household.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

•	Proposal 1: Elect Nine Directors

Each of the nine nominees for director will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. Shareholders do not have cumulative voting rights with respect to the election of directors.

•	Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm for the 2024 Fiscal Year

The affirmative vote of a majority of votes cast is required to approve this proposal.

•	Proposal 3: Advisory Vote to Approve Executive Compensation

The affirmative vote of a majority of votes cast is required for the approval, in an advisory, non-binding vote, of the compensation of the NEOs of the Company by a majority of the shares of common stock present or represented by proxy and voting at the meeting is sought.

•	Proposal 4: Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

The affirmative vote of a majority of votes cast is required for the determination, in an advisory, non-binding vote, on how frequently the Company should present to you, the shareholders, the advisory, non-binding vote on executive compensation of the named executive officers. Shareholders are not voting “for” or “against” a recommendation of the Board of Directors on this proposal; instead, shareholders are asked to indicate their preferred frequency for future advisory votes on executive compensation by voting “one year,” “two years,” or “three years,” or they may abstain from voting.

What effect will abstentions have on the outcome of each proposal?

Abstentions will have no effect on the outcome of the proposals at the Annual Meeting.

What effect will broker non-votes have on the outcome of each proposal?

Broker non-votes, if any, will have no effect on the outcome of the proposals at the Annual Meeting.

How will my proxy get voted?

If you vote over the phone or online, or properly fill in, execute, and return a paper proxy card (if requested), the designated Proxies (Kevin D. Hochman and Christopher L. Green) will vote your shares as you have directed. If you submit an executed paper proxy card, but do not make specific choices, the designated Proxies will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” election of each of the nine nominees for director;
•	“FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2024 Fiscal Year;
•	“FOR” approval in an advisory, non-binding vote of the compensation of our NEOs;
•	“ONE YEAR” for the frequency of future annual advisory votes on executive compensation on an advisory, non-binding basis.

Making People Feel Special	Brinker International • 2023 Notice & Proxy	59

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated Proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Mediant Communications, to judge voting, be responsible for determining whether or not a quorum is present, and tabulate votes cast by proxy or at the Annual Meeting.

Where can I find voting results of the meeting?

We will announce general voting results at the meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the meeting.

How do I submit a proposal to be included in the Proxy Statement for next year’s annual meeting?

If you intend to present a proposal to be included in our Proxy Statement and proxy relating to the 2024 Annual Meeting, the Company must receive the proposal at its principal executive office no later than the close of business (6:00 p.m. Central Time) on Saturday, June 8, 2024. The proposal must comply with Rule 14a-8 under the Exchange Act and should be addressed to the Corporate Secretary, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019.

How do I submit a proposal or director nomination to be presented at the 2024 Annual Meeting?

If you intend to present a proposal for other business or a nomination for election to the Board of Directors at the 2024 Annual Meeting that will not be included in the Proxy Statement pursuant to Rule 14a-8, you must comply with the requirements set forth in the bylaws (which includes information required under Rule 14a-19). Among other requirements, you must give timely notice to the Corporate Secretary, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019. To be timely for the 2024 Annual Meeting, the shareholder’s notice must be delivered or mailed and received by the Corporate Secretary no earlier than July 19, 2024, and no later than August 18, 2024. However, if the date of the 2024 Annual Meeting is more than 30 days before or after the anniversary date of this year’s Annual Meeting, the shareholder’s notice must be received by the Corporate Secretary no later than the close of business on the tenth calendar day following the first public announcement of the date of the 2024 Annual Meeting. Failure to comply with these and other applicable requirements may result in a nomination or proposal of other business being disregarded pursuant to our bylaws.

If you need a copy of the bylaws, you may obtain them free of charge from the Corporate Secretary or you may find them in the Company’s public filings with the SEC. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

How can I communicate with the Board of Directors?

If you or any interested party wishes to communicate with the Board of Directors, as a group, or with an individual director, such communication may be directed to the appropriate group or individual in care of the General Counsel, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019. Your Board of Directors has instructed the General Counsel to review and forward such communications to the appropriate person or persons for response. The General Counsel will screen correspondence directed to multiple Directors or the full Board in order to forward it to the most appropriate person or persons for response, and the General Counsel may dispose of advertisements and solicitations. Communications that relate to our accounting, internal accounting controls or auditing matters are referred to our Audit Committee Chair.

How can I access Brinker’s proxy materials and annual report electronically?

You can access the Company’s Proxy Statement, Fiscal 2023 Annual Report on Form 10-K and Fiscal 2023 Annual Report at www.brinker.com. You may simply click on the “Investors” tab on the home page, and then the “Financial Info” link in the red banner near the top of the page; the SEC Filings section of our website will be available for your usage. We will also provide you free copies of these documents if you send a written request to the Company’s Corporate Secretary at 3000 Olympus Blvd., Dallas, Texas 75019. If you received a Notice of Internet Availability of Proxy Materials, you may also access this information at the website described in the Notice. We also file and furnish our annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public in the SEC’s website at www.sec.gov. The Fiscal 2023 Annual Report and the Form 10-K accompany this Proxy Statement but are not considered part of the proxy soliciting materials.

60	Brinker International • 2023 Notice & Proxy	Making People Feel Special

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated October 6, 2023. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless indicated otherwise in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any updates that we may make between the date of this Proxy Statement and date of the Annual Meeting.

MISCELLANEOUS

The Annual Report to Shareholders of the Company, including our Form 10-K for the fiscal year ended June 28, 2023, accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

By Order of the Board of Directors,

DANIEL S. FULLER

Secretary

Dallas, Texas

October 6, 2023

Making People Feel Special	Brinker International • 2023 Notice & Proxy	61

BRINKER INTERNATIONAL®

3000 Olympus Blvd., Dallas, TX 75019 • www.brinker.com

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/EAT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-785-4032 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Brinker International, Inc. Annual Meeting of Shareholders For Shareholders of record as of September 18, 2023 DATE: Thursday, November 16, 2023 TIME: 9:00 AM, Central Standard Time PLACE: A live webcast of the Annual Meeting will be available online at www.proxydocs.com/EAT This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Kevin D. Hochman and Christopher L. Green, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Brinker International, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Brinker International, Inc.

Annual Meeting of Shareholders

Please make your marks like this: ☒

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. Election of Directors Nominees:	FOR	AGAINST	ABSTAIN		
1.01 Joseph M. Depinto	☐	☐	☐		FOR
1.02 Frances L. Allen	☐	☐	☐		FOR
1.03 Cynthia L. Davis	☐	☐	☐		FOR
1.04 Harriet Edelman	☐	☐	☐		FOR
1.05 William T. Giles	☐	☐	☐		FOR
1.06 Kevin D. Hochman	☐	☐	☐		FOR
1.07 Ramona T. Hood	☐	☐	☐		FOR
1.08 James C. Kartzman	☐	☐	☐		FOR
1.09 Prashant N. Ranade	☐	☐	☐		FOR
The Board of Directors recommends you vote FOR proposals 2 and 3.	FOR	AGAINST	ABSTAIN		
2. Ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year 2024.	☐	☐	☐		FOR
3. Advisory Vote to Approve Executive Compensation.	☐	☐	☐		FOR
The Board of Directors recommends you vote 1 YEAR on the following proposal:	1YR	2YR	3YR	ABSTAIN	
4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐	1 YEAR

Signature (and Title if applicable) ____________ Date ________

Signature (if held jointly) ____________ Date ________

Brinker International, Inc. Annual Meeting of Shareholders Please make your marks like this: X The Board of Directors recommends you vote FOR each of the following nominees: PROPOSAL 1. Election of Directors Nominees: 1.01 Joseph M. Depinto 1.02 Frances L. Allen 1.03 Cynthia L. Davis 1.04 Harriet Edelman 1.05 William T. Giles 1.06 Kevin D. Hochman 1.07 Ramona T. Hood 1.08 James C. Kartzman 1.09 Prashant N. Ranade The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year 2024. 3. Advisory Vote to Approve Executive Compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. To attend the meeting and participate visit www.proxydocs.com/EAT Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date